BORGWARNER DIVERSIFIED TRANSMISSION
PRODUCTS INC., MUNCIE PLANT LOCAL 287

RETIREMENT INVESTMENT PLAN

(As Amended and Restated Effective as of January 1, 2006)

TABLE OF CONTENTS

Page

ARTICLE 1INTRODUCTION

Section 1.01Establishment, Effective Date and Title of Plan
Section 1.02Purpose of Plan
Section 1.03Intent of Plan

ARTICLE 2DEFINITIONS

Section 2.01Actual Deferral Percentage
Section 2.02Administrative Services Provider
Section 2.03After-Tax Contributions
Section 2.04Authorized Leave of Absence
Section 2.05Before-Tax Contributions
Section 2.06Beneficiary
Section 2.07Code[
Section 2.08Collective Bargaining Agreement
Section 2.09Committee[
Section 2.10Common Stock[
Section 2.11Company
Section 2.12Company Matching Contributions
Section 2.13Compensation
Section 2.14Corporation
Section 2.15Effective Date[
Section 2.16Eligible Employee
Section 2.17Employee[
Section 2.18Employment Commencement Date[
Section 2.19ERISA
Section 2.20Forfeiture[ ]
Section 2.21Highly Compensated Employee[
Section 2.22Hour of Service ]
Section 2.23Investment Funds or Funds[
Section 2.24Normal Retirement Date[
Section 2.25One-Year Period of Severance
Section 2.26Participant
Section 2.27Payroll Period[
Section 2.28Permanent Disability[
Section 2.29Plan[
Section 2.30Plan Administrator[
Section 2.31Plan Year[
Section 2.32Reemployment Commencement Date[
Section 2.33Related Employer[
Section 2.34Rollover Contributions[
Section 2.35Savings Account[
Section 2.36Severance from Service Date
Section 2.37Trust
Section 2.38Trustee[
Section 2.39Union
Section 2.40Unvested Portion
Section 2.41Valuation Date
Section 2.42Vested Portion[
Section 2.43Year of Vested Service

ARTICLE 3PARTICIPATION

Section 3.01Commencement of Participation
Section 3.02Participation Upon Return from Authorized Leave of Absence (Including Layoff Status with Recall Rights
Section 3.03Designation of Beneficiary

ARTICLE 4CONTRIBUTIONS TO SAVINGS ACCOUNT[

Section 4.01Authorization of Before-Tax Contributions.
Section 4.02Authorization of After-Tax Contributions[
Section 4.03Before-Tax Contribution and After-Tax Contribution Deductions
Section 4.04Change in Rate of Before-Tax Contributions and After-Tax Contributions
Section 4.05Suspension/Resumption of Before-Tax Contributions and After-Tax Contributions[
Section 4.06Company Matching Contributions to Savings Account[

ARTICLE 5LIMITATIONS ON CONTRIBUTIONS TO THE PLAN[

Section 5.01Limitation on Amount of Company Matching Contributions[
Section 5.02Yearly Limitations on Before-Tax Contributions[
Section 5.03Maximum Annual Additions to Savings Account[
Section 5.04Prior Year ADP Testing[
Section 5.05ACP Testing[

ARTICLE 6ROLLOVER AND TRANSFER CONTRIBUTIONS[

Section 6.01Transfer of Assets
Section 6.02Rollover and Direct Transfer Contributions[
Section 6.03Transfer of a Participant’s Account to the Muncie RSP or the RSP

ARTICLE 7INVESTMENT OF ACCOUNTS

Section 7.01Establishment of Funds[
Section 7.02Investment in Funds
Section 7.03Investment of Savings Account[
Section 7.04Investment of Company Matching Contributions Made in Common Stock
Section 7.05Change in Participant’s Investment Election of Future Contributions
Section 7.06Change in Participant’s Investment Election on the Balance of the Participant’s Account[
Section 7.07Voting of the BorgWarner Inc. Stock Fund
Section 7.08Tender Offers for the Common Stock[
Section 7.09Other Rights in the BorgWarner Inc. Stock Fund
Section 7.10Limitation of Liability of Fiduciaries
Section 7.11Method of Valuation of Savings Account
Section 7.12Forfeitures
Section 7.13Date of Adjustments

ARTICLE 8LOANS AND IN-SERVICE WITHDRAWALS

Section 8.01Loans to Participants

Section 8.02Withdrawals from Balance in the Participant’s Savings Account Attributable to After-Tax Contributions, Rollover Contributions, and Amounts Transferred to the Savings Account Pursuant to Section 6.01[

Section 8.03Withdrawals from Balance in the Participant’s Savings Account Attributable to Before-Tax Contributions—Participants Over Age Fifty-Nine and One Half (59½)
Section 8.04Withdrawals from Balance in the Participant’s Savings Account Attributable to Before-Tax Contributions —Hardship Withdrawals For Participants Under Age Fifty-Nine and One Half (59½)[
Section 8.05General In-Service Withdrawal Rules

ARTICLE 9ELIGIBILITY FOR BENEFITS[

Section 9.01Benefits Upon Severance from Employment (Except by Reason of Death)
Section 9.02Benefits Upon Death of Participant (Prior to Commencement of Installment Distributions) ]
Section 9.03Amendment to Vesting Schedule[
Section 9.04Period of Severance

ARTICLE 10DISTRIBUTION OF BENEFITS

Section 10.01Request for Distribution[
Section 10.02Methods of Distribution
Section 10.03Treatment of Savings Account in Installment Distributions
Section 10.04Commencement of Distribution
Section 10.05Deferral of Distribution—Minimum Required Distributions
Section 10.06Distribution to Alternate Payee Pursuant to Qualified Domestic Relations Order
Section 10.07Direct Rollovers
Section 10.08Suspension of Benefits Upon Reemployment of a Participant[

ARTICLE 11THE TRUST

Section 11.01Establishment of Trust
Section 11.02Appointment of Trustee
Section 11.03Interest in Fund Governed by Terms of the Plan

ARTICLE 12ADMINISTRATION

Section 12.01Allocation of Fiduciary Duties[
Section 12.02Establishment of the Committee
Section 12.03Appointment and Duties of Plan Administrator[
Section 12.04Powers and Duties of the Committee
Section 12.05The Committee Direction on Payments
Section 12.06Actions by the Committee
Section 12.07No Compensation
Section 12.08Records of the Committee
Section 12.09Information from Participant[
Section 12.10Notification of Participant’s Address
Section 12.11Claims Procedure
Section 12.12Qualified Domestic Relations Order Procedure
Section 12.13Expenses

ARTICLE 13GENERAL PROVISIONS

Section 13.01Nonalienation of Benefits[
Section 13.02Payment to Incapacitated Participant or Beneficiary
Section 13.03Payment Because of Inability to Locate Participant or Beneficiary[
Section 13.04Actions by the Committee
Section 13.05Plan for Exclusive Benefit of Participant and Beneficiary[
Section 13.06No Contract of Employment[
Section 13.07Indemnification of the Committee and Plan Administrator[
Section 13.08Change in Business
Section 13.09USERRA44
Section 13.10Plan Administered According to Law[
Section 13.11Gender, Number and Context[
Section 13.12Qualification Intended[
Section 13.13Amendment and Restatement of the Plan Conditioned Upon Qualification[
Section 13.14Top Heavy Plan Provisions

ARTICLE 14AMENDMENTS AND TERMINATION

Section 14.01Corporation’s Right to Amend Plan
Section 14.02Termination of Plan or Discontinuance of Contributions[
Section 14.03Distribution on Termination of Plan

ARTICLE 15SUCCESSOR, PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

Section 15.01Successor
Section 15.02Plan Merger, Consolidation or Transfer of Assets to Other Qualified Plans

SUPPLEMENT I - INVESTMENT FUNDS

BORGWARNER DIVERSIFIED TRANSMISSION
PRODUCTS INC., MUNCIE PLANT LOCAL 287
RETIREMENT INVESTMENT PLAN

(As Amended and Restated Effective as of January 1, 2006)

ARTICLE 1 INTRODUCTION

Section 1.01 Establishment, Effective Date and Title of Plan

.  The BorgWarner Diversified Transmission Products Inc., Muncie Plant Local 287 Retirement Investment Plan (the “Plan”) was established, effective as of January 1, 1987, for the benefit of certain employees of BorgWarner Diversified Transmission Products Inc., Muncie Plant (the “Company”), which is a plant of BorgWarner Diversified Transmission Products Inc. (the “Corporation”).  The Plan has been amended and restated on various occasions since then (the last such restatement being March 12, 2001), to incorporate the changes provided for as a result of the collective bargaining agreement between the Company and the Union and to comply with applicable legislation, regulations and rulings.  The Plan is hereby further amended and restated effective as of January 1, 2006 (the “Effective Date”) to reflect various amendments to the Plan since March 12, 2001, and to implement various amendments that are effective January 1, 2006.

Section 1.02 Purpose of Plan

.  The purpose of the Plan is to provide a method of long-term savings for Eligible Employees.

Section 1.03 Intent of Plan

.  The Corporation intends that the Plan, as the same may be amended from time to time, shall constitute a qualified plan under the provisions of Section 401(a) of the Code with a cash or deferred arrangement under Section 401(k) of the Code and related or successor provisions of the Code and shall be in full compliance with ERISA.

ARTICLE 2 DEFINITIONS

The terms set forth in this Article 2, when used in the Plan, shall have the following meanings, unless the context clearly requires a different meaning.

Section 2.01 Actual Deferral Percentage

.  The term “Actual Deferral Percentage” means, for purposes of Section 5.04, a percentage calculated using the prior year testing method in accordance with Treasury Regulation Sections 1.401(k)-2(a)(2) and (3) for:  (a) the group of Eligible Employees who are Highly Compensated Employees, or (b) the group of all other Eligible Employees.  For each group being tested, the Actual Deferral Percentage shall be the average of the following actual deferral ratios, which shall be calculated separately for each member of the group:  the Before-Tax Contributions (to the extent required to be taken into account under Treasury Regulation Sections 1.401(k)-2(a)(4) and (5)) under Section 4.01, on behalf of each group member, divided by the Compensation of each group member.  The applicable year for determining the Actual Deferral Percentage for Eligible Employees who are non-Highly Compensated Employees shall be the Plan Year immediately preceding the Plan Year for which the ADP test is being performed and shall be determined using the actual deferral ratios described above for the Eligible Employees who were non-Highly Compensated Employees in that preceding Plan Year, regardless of whether those non-Highly Compensated Employees are Eligible Employees or non-Highly Compensated Employees in the Plan Year for which the ADP test is being calculated.  The Actual Deferral Percentage for Highly Compensated Employees is the average of the actual deferral ratios described above of the Eligible Employees who are Highly Compensated Employees for the Plan Year for which the ADP test is being calculated.

Section 2.02 Administrative Services Provider

.  The term “Administrative Services Provider” means the person or entity appointed by the Committee to provide administrative services to the Plan.

Section 2.03 After-Tax Contributions

.  The term “After-Tax Contributions” means the contributions made by a Participant pursuant to Section 4.02.  After-Tax Contributions are not intended to qualify as salary reduction contributions under Section 401(k) of the Code.

Section 2.04 Authorized Leave of Absence

.  The term “Authorized Leave of Absence” means any absence of an Employee on account of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, bereavement, military duty or other leave of absence authorized by the Company and as defined in the Collective Bargaining Agreement.  During an Authorized Leave of Absence, a Participant shall be given credit for Years of Vested Service, provided that the Participant retires or returns to employment with the Company within the period specified in the Authorized Leave of Absence. Any absence by a Participant to render services as financial secretary for the Union shall constitute an Authorized Leave of Absence.

Section 2.05 Before-Tax Contributions

.  The term “Before-Tax Contributions” means the contributions made by a Participant pursuant to Section 4.01.  Before-Tax Contributions are intended to qualify as salary reduction contributions under Section 401(k) of the Code.

Section 2.06 Beneficiary

.  The term “Beneficiary” means the person, persons or trust designated under Section 3.03 or Section 9.02, as applicable, to receive a benefit under the Plan after the death of a Participant.

Section 2.07 Code

.  The term “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.08 Collective Bargaining Agreement

.  The term “Collective Bargaining Agreement” means the collective bargaining agreement between the Company and the Union effective as of April 24, 2005, as amended from time to time.

Section 2.09 Committee

.  The term “Committee” means the committee set forth in Section 12.02.

Section 2.10 Common Stock

.  The term “Common Stock” means the common stock, par value $0.01 per share, of BorgWarner Inc.

Section 2.11 Company

.  The term “Company” means BorgWarner Diversified Transmission Products Inc., Muncie Plant.

Section 2.12 Company Matching Contributions

.  The term “Company Matching Contributions” means those contributions made by the Company on behalf of Participants pursuant to Section 4.06.

Section 2.13 Compensation

.  The term “Compensation” means direct compensation in the form of wages paid by the Company to an Eligible Employee on an hourly basis for services performed during a Plan Year, including straight time pay, overtime premium, shift premium, Before-Tax Contributions under this Plan, and any other elective deferrals made by the Eligible Employee which are excluded from the Employee’s gross income by reason of Code Sections 125 or 132(f)(4), but excluding holiday pay, bereavement pay, jury duty pay, supplemental unemployment benefits, grievance pay, sick pay, short-term military duty pay as defined in the Collective Bargaining Agreement, reimbursement for education expenses, profit-sharing, year-end bonus, vacation bonus, all other bonuses, amounts contributed by the Company to a plan of deferred compensation, and other taxable fringe benefits provided by the Company.  Compensation shall be limited for all Plan purposes to $200,000 per Participant, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

For purposes of determining the Actual Deferral Percentage the term “Compensation” shall have a meaning permitted under Section 414(s) of the Code and the regulations thereunder, with any such definitions to be consistently applied for each testing year.  For purposes of determining who is a Highly Compensated Employee and for purposes of Section 5.03, the term “Compensation” shall have the meaning set forth in Section 415(c)(3) of the Code.

Section 2.14 Corporation

.  The term “Corporation” means BorgWarner Diversified Transmission Products Inc., a Delaware corporation, and any successor thereto which continues the Plan as provided in Section 15.01.  The term “Corporation” includes the Company.

Section 2.15 Effective Date

.  The term “Effective Date” means, except as otherwise provided herein, January 1, 2006, the effective date of the Plan as amended and restated herein.

Section 2.16 Eligible Employee

.  The term “Eligible Employee” means an Employee who (a) was employed by the Company on September 7, 1989 and covered by the Collective Bargaining Agreement then in effect between the Union and the Company, (b) who has since September 7, 1989, been continuously employed by the Company and covered by the Collective Bargaining Agreement, and (c) is not a participant in the BorgWarner Diversified Transmission Products Inc., Muncie Plant Retirement Savings Plan (the “Muncie RSP”).

Section 2.17 Employee

.  The term “Employee” means a person who was employed by the Company on September 7, 1989 and covered by the Collective Bargaining Agreement then in effect between the Union and the Company.  The term “Employee” includes any leased employee who performs services for the Company, to the extent required by Section 414(n) of the Code (although such employees are not eligible to participate in the Plan).  Any employer contributions to a tax-qualified retirement plan provided on behalf of such leased employee by the leasing organization for service provided to the Company shall for all purposes of the Plan be treated as contributions by the Company.

Section 2.18 Employment Commencement Date

.  The term “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Company.

Section 2.19 ERISA

.  The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.20 Forfeiture

.  The term “Forfeiture” means the Unvested Portion of a Participant’s Savings Account attributable to Company Matching Contributions that will be forfeited by a Participant upon severance from employment as provided in Sections 9.01 and 9.04.  Each Forfeiture shall be applied solely to reduce the amount of Company Matching Contributions otherwise payable by the Company.  No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

Section 2.21 Highly Compensated Employee

.  The term “Highly Compensated Employee” means each Employee of the Company or a Related Employer who:

(a)	was a five-percent (5%) owner (as defined in Code Section 416(i)(1)(B)(i)) of the Corporation or a Related Employer at any time during the Plan Year or the preceding Plan Year; or

(b)
received Compensation from the Company or a Related Employer in excess of $80,000 during the preceding Plan Year.  The $80,000 limit shall be adjusted for inflation pursuant to Sections 414(q) and 415(d) of the Code.

A former Employee shall be treated as a Highly Compensated Employee if such individual was a Highly Compensated Employee when he separated from service, or if such individual was a Highly Compensated Employee at any time after attaining age fifty-five (55).  The determination of Highly Compensated Employees shall be made in accordance with Section 414(q) of the Code and applicable Treasury Regulations.

Section 2.22 Hour of Service

.  The term “Hour of Service” means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of services.

Section 2.23 Investment Funds or Funds

.  The term “Investment Funds” or “Funds” means, as the context requires, any one or all of the funds provided for in Article 7 and as set forth in Supplement I.

Section 2.24 Normal Retirement Date

.  The term “Normal Retirement Date” means the last day of the calendar month coincident with or immediately following the day on which a Participant attains age sixty-five (65).

Section 2.25 One-Year Period of Severance

.  The term “One-Year Period of Severance” means the twelve (12) month period beginning on a Participant’s Severance from Service Date and each successive twelve (12) month period during which the Participant does not perform an Hour of Service.

Section 2.26 Participant

.  The term “Participant” means any Eligible Employee or former Eligible Employee for whom a Savings Account is maintained under the Plan.

Section 2.27 Payroll Period

.  The term “Payroll Period” means the period for which the Participant is directly or indirectly paid or entitled to payment by the Company for the performance of services.

Section 2.28 Permanent Disability

.  The term “Permanent Disability” means that the Eligible Employee has been determined to be “Totally and Permanently Disabled” under the Retirement Income Program of BorgWarner Diversified Transmission Products Inc., Muncie Plant.

Section 2.29 Plan

.  The term “Plan” means the BorgWarner Diversified Transmission Products Inc. Muncie Plant Local 287 Retirement Investment Plan as set forth herein and as from time to time amended and in effect.

Section 2.30 Plan Administrator

.  The term “Plan Administrator” means the person or persons appointed to administer the Plan pursuant to Section 12.03.

Section 2.31 Plan Year

.  The term “Plan Year” means the administrative year of the Plan and Trust, which is maintained on a January 1 through December 31 basis.

Section 2.32 Reemployment Commencement Date

.  The term “Reemployment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Company after a One-Year Period of Severance.  An Employee who returns from an Authorized Leave of Absence (such as a recall after a layoff) prior to the expiration of such Authorized Leave of Absence is treated as employed during such leave, and does not incur a One-Year Period of Severance.

Section 2.33 Related Employer

.  The term “Related Employer” means (a) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Corporation, (b) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Corporation, (c) any member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Corporation is also a member, and/or (d) any entity required to be aggregated with the Corporation pursuant to Section 414(o) of the Code.

Section 2.34 Rollover Contributions

.  The term “Rollover Contributions” means the elective contributions made to the Plan by a Participant pursuant to Section 6.02.

Section 2.35 Savings Account

.  The term “Savings Account” means the account maintained for each Participant showing the aggregate of Before-Tax Contributions, After-Tax Contributions, Company Matching Contributions, and Rollover Contributions made by or on behalf of a Participant pursuant to Article 4, and amounts transferred to the Plan pursuant to Section 6.01, after adjustment for earnings, changes in market valuation, or distributions, if any.  A Participant shall at all times have a fully vested and nonforfeitable interest in the Vested Portion of his Savings Account.  The Plan Administrator may establish such sub-accounts as it deems necessary to separately record the amounts of Before-Tax Contributions, After-Tax Contributions, Company Matching Contributions, Rollover Contributions, and transferred balances in a Participant’s Savings Account.

Section 2.36 Severance from Service Date

.  The term “Severance from Service Date” means the date on which an Employee’s employment with the Company is severed, which shall occur on the earlier of:  (a) the date on which the Employee quits, is discharged, retires or dies, or (b) the first day immediately following a one (1) year period during which the Employee remains absent from employment for any reason other than those specified in (a) above; provided, however, that if the Employee is on an Authorized Leave of Absence (including layoff status with recall rights) at the end of such one (1) year period, his Severance from Service Date shall occur on the expiration date of such Authorized Leave of Absence (including the expiration date of his recall rights) unless he returns to active employment with the Company prior to that date.  If an Employee is on layoff with recall rights and such recall rights have not expired, the Plan Administrator may, upon a request from the Employee, approve a Severance from Service Date which shall be considered to be the last day worked by the Employee.  Notwithstanding the foregoing, a Severance from Service Date shall not be deemed to have occurred until the second anniversary of the first day of an absence from work due to (w) the pregnancy of the Employee, (x) the birth of a child of the Employee, (y) the placement of a child in connection with the adoption of the child by the Employee, or (z) the caring for the child by the Employee during the period immediately following the child’s birth or placement for adoption.

Section 2.37 Trust

.  The term “Trust” means the trust or trusts established pursuant to Section 11.01.

Section 2.38 Trustee

.  The term “Trustee” means the trustee or trustees appointed by the Committee pursuant to Section 11.02, and any successor trustee or trustees.

Section 2.39 Union

.  The term “Union” means the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW and its Local No. 287.

Section 2.40 Unvested Portion

.  The term “Unvested Portion” means that portion of the balance in a Participant’s Savings Account which is not the Vested Portion.

Section 2.41 Valuation Date

.  The term “Valuation Date” means a date as of which each Investment Fund is valued and the Participants’ Savings Accounts are adjusted as provided in Article 7.  Valuation Dates shall be each business day (any day on which the New York Stock Exchange is open for trading and on which the principal office of the Administrative Services Provider is open) during the Plan Year.

Section 2.42 Vested Portion

.  The term “Vested Portion” means that portion of the balance in a Participant’s Savings Account attributable to Company Matching Contributions which results from the application of the following schedule:

Years of Vested Service                                                                Vested Portion
Less than Three (3)                                                                      0%
Three (3) or more                                                                  100%

provided, however, that if the Participant has less than three (3) years of vested service the balance in a Participant’s Savings Account attributable to Company Matching contributions shall become fully vested and nonforfeitable on the date on which the Participant attains age sixty-five (65), suffers a Permanent Disability, or dies, provided he is employed by the Company on that date.  A Participant shall at all times have a fully vested and nonforfeitable interest in the balance in his Savings Account which is attributable to Before-Tax Contributions and After-Tax Contributions.

Section 2.43 Year of Vested Service

.  The term “Year of Vested Service” means each twelve (12) month period of employment with the Company.  An Employee shall be credited with Years of Vested Service based on the time elapsed between the Employee’s Employment Commencement Date and his Severance from Service Date. However, if an Employee who is absent from service with the Company is rehired before incurring a One-Year Period of Severance, the Employee’s period of absence from service shall be included in his Years of Vested Service.  Any period during which an Employee is on an Authorized Leave of Absence (including layoff status with recall rights) or employed with a Related Employer shall be included in determining an Employee’s Years of Vested Service and shall not result in a One-Year Period of Severance.

ARTICLE 3 PARTICIPATION

Section 3.01 Commencement of Participation

.  An Eligible Employee shall commence participation in the Plan in the manner set forth in subsection 3.01(a) subject to subsections 3.01(b), (c) and (d).

(a)
An Employee who was employed by the Company on September 7, 1989 and remains an Eligible Employee, will be eligible to become a Participant in the Plan as of the first day of the Payroll Period immediately following the date on which such Employee submits the appropriate forms to the Administrative Services Provider.

(b)	An Employee who

(i)	was employed by the Company on September 7, 1989,

(ii)	terminated his employment with the Company, and

(iii)	was rehired on or after September 7, 1989

will not be eligible at any time upon his rehire to authorize payroll deductions under Article 4.

(c)	An Eligible Employee (including an Eligible Employee who was on an Authorized Leave of Absence rendering services for the Union (limited to three Union representatives)), who

(i)	was employed by the Company on September 7, 1989, was in the active employment of the Company on December 31, 1990, and

(ii)	was a participant in the Retirement Income Program of Borg-Warner Automotive Diversified Transmission Products Corporation, Muncie Plant (the “Retirement Income Program”) on December 31, 1990,

will not be eligible to authorize payroll deductions under Article 4 as of the first date of any Payroll Period in which he makes an election to participate in the Muncie RSP.

(d)	An Employee, who

(i)	was employed by the Company on September 7, 1989,

(ii)	was on layoff status on December 31, 1990

(iii)	was a participant in the Retirement Income Program on December 31, 1990, and

(iv)	returns to work for the Company after December 31, 1990,

will not be eligible to authorize payroll deductions under Article 4 as of the first date of any Payroll Period in which he makes an election to participate in the Muncie RSP.

(e)	Effective as of March 12, 1998, an Employee, who

(i)	was employed by the Company on September 7, 1989,

(ii)	had a 1988 or 1989 Company seniority date,

(iii)	as of December 31, 1997 was under age fifty (50) with twenty (20) or fewer years of service with the Company,

(iv)	was on layoff status on March 12, 1998 and upon return (recall) to work had his Credited Service frozen under Article One, Section 25 of the Retirement Income Program,

will not be eligible to authorize payroll deduction under Article 4 at any time upon his return (recall) to work from layoff status.

Section 3.02 Participation Upon Return from Authorized Leave of Absence (Including Layoff Status with Recall Rights)

.  Subject to Section 3.01, a Participant who returns from an Authorized Leave of Absence (including layoff status with recall rights) shall resume participation in the Plan as of the first day of the first Payroll Period immediately following the date such Participant returns to active employment with the Company or as soon as practicable thereafter.

Section 3.03 Designation of Beneficiary

.  A Participant, by instrument executed and delivered to the Administrative Services Provider during his lifetime, shall designate a Beneficiary to whom distribution shall be made in the event of his death prior to the full receipt of his interest under the Plan.  The designation may be in favor of one (1) or more Beneficiaries, may include contingent as well as primary designations and named or unnamed trustees under any will or trust agreement, may apportion the benefits payable in any manner among the Beneficiaries and shall include the full name and post office address of each Beneficiary; provided, however, that a married Participant’s primary Beneficiary shall be, at all times while the Participant is married, his current spouse only (unless the spouse consents in writing, properly notarized, to the naming by the Participant of someone other than the spouse as a primary Beneficiary and the consent acknowledges the financial effect of the waiver and further acknowledges the nonspouse beneficiary(ies), class of beneficiaries or contingent beneficiary(ies) and the specific form of payment, if any, chosen by the Participant).

Any designation pursuant to this Section 3.03 may be changed or revoked by the Participant at any time and from time to time by similar instrument delivered to the Administrative Services Provider in a manner approved by the Plan Administrator.  The most recent designation form on file shall control as of any date.  Subject to the provisions of Section 10.01, a Beneficiary with rights under the Plan which will or may survive such Beneficiary’s death may designate a Beneficiary of those rights in the same manner and subject to the same limitations applicable to a Participant, except that the spousal consent requirement shall not apply.  Distribution of any benefits with respect to which a Participant (or a Beneficiary so entitled) fails effectively to designate a Beneficiary or successor Beneficiary shall be made as provided in Section 9.02.  If concurrent Beneficiaries are named without specifying the proportion of benefits due to each, distribution shall be made in equal shares to those Beneficiaries.  Any distribution other than to the estate of the person entitled to make the designation shall not be subject to the claims of creditors of that person.

ARTICLE 4 CONTRIBUTIONS TO SAVINGS ACCOUNT

Section 4.01 Authorization of Before-Tax Contributions.

(a)
Regular Election.  Each Participant may file an election with the Administrative Service Provider authorizing the Company to make before-tax deductions for each Payroll Period from his Compensation for deposit with the Trustee in the Participant’s Savings Account, subject to the limitations of Article 5, in an amount not less than one percent (1%) nor more than thirty-one percent (31%) of his Compensation for such Payroll Period, in whole multiples of one percent (1%), which amount shall be characterized as Before-Tax Contributions.  The first six percent (6%) of such Before-Tax Contributions shall be eligible for Company Matching Contributions at a rate of fifty-five percent (55%) as described in Section 4.06.

(b)
Military Leave Election.  A Participant returning to active employment with the Company from qualified military leave pursuant to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, may file an election with the Administrative Services Provider authorizing the Company to make deductions for each Payroll Period from his Compensation for deposit with the Trustee in the Participant’s Savings Account in the amount equal to the contribution rate that he could have contributed under subsection (a) during the period of military leave had the Participant been in active employment during such period; provided, however, this amount shall be reduced by any contributions made under subsection (a) during such military leave.  To make such contributions, a Participant must make this military leave election and make the contributions thereunder during the period beginning with the Payroll Period occurring on or immediately following his reemployment date.  Such period may continue for up to three times the length of the Participant’s immediate past period of military service, with the repayment period not to exceed five (5) years.  If the Participant enters a second period of military service during the make-up period for a prior period of military service, the repayment period for the first period of service will continue to run during the subsequent period of service.  When the Participant returns from the second period of service, the repayment period for the second period shall begin on the second reemployment date, and the Participant may have any time still remaining from the first period if it did not run out during the second period.  Notwithstanding anything in the Plan to the contrary, contributions under this subsection (b) shall be made in accordance with Section 414(u) of the Code.  Amounts contributed pursuant to this subsection (b) shall be characterized as Before-Tax Contributions and shall be eligible for Company Matching Contributions as described in Section 4.06.

(c)
Catch-Up Contributions.  Each Participant who is eligible to make Before-Tax Contributions to his Savings Account and who has attained age 50 before the close of a Plan Year shall be eligible to make additional Before-Tax Contributions in the form of “catch-up contributions” for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code and the Treasury Regulations thereunder.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Section 4.02 Authorization of After-Tax Contributions

.  Each Participant may file an election with the Administrative Services Provider authorizing the Company to make after-tax deductions for each Payroll Period from his Compensation for deposit with the Trustee in the Participant’s Savings Account in an amount not less than one percent (1%) nor more than thirty-one percent (31%) of his Compensation for such Payroll Period, in whole multiples of one percent (1%), which shall be characterized as After-Tax Contributions and shall not be eligible for Company Matching Contributions as described in Section 4.06; provided, however, that the aggregate amount such Participant may contribute pursuant to Section 4.01 and this Section 4.02 shall not exceed thirty-one percent (31%) of his Compensation for each Payroll Period.

Section 4.03 Before-Tax Contribution and After-Tax Contribution Deductions

.  The Company shall deduct the Participant’s Before-Tax Contributions and After-Tax Contributions under this Article 4 from his Compensation for each Payroll Period and shall transmit the sums so deducted to the Trustee for investment as provided in Article 7.  Such transmittal shall be made as soon as practicable after the Administrative Services Provider confirms the information provided by the Company.  The interest of each Participant in that portion of his Savings Account attributable to Before-Tax Contributions and After-Tax Contributions shall be fully vested and nonforfeitable at all times.

Section 4.04 Change in Rate of Before-Tax Contributions and After-Tax Contributions

.  Within the limitations provided in Sections 4.01 and 4.02, a Participant may change the rate of his Before-Tax Contributions and/or After-Tax Contributions attributable to the elections the Participant made under Sections 4.01 and 4.02 as of the first day of the Payroll Period immediately following the completion of the processing of the request.

Section 4.05 Suspension/Resumption of Before-Tax Contributions and After-Tax Contributions

.  A Participant may elect to suspend or subsequently resume his Before-Tax Contributions and/or After-Tax Contributions attributable to the elections the Participant made under Sections 4.01 and 4.02 as of the first day of the Payroll Period immediately following the completion of the processing of the request.

Section 4.06 Company Matching Contributions to Savings Account

.  Subject to the provisions of Article 5, the Company shall make a Company Matching Contribution to a Participant’s Savings Account for each Payroll Period on behalf of each Participant who is an Eligible Employee at any time during such Payroll Period, provided such Participant makes a Before-Tax Contribution to his Savings Account during such Payroll Period.  The Company Matching Contribution shall be an amount equal to fifty-five percent (55%) of the Participant’s Before-Tax Contributions to his Savings Account, up to six percent (6%) of his Compensation, which he makes to his Savings Account pursuant to Section 4.01 during such Payroll Period.  Company Matching Contributions may, subject to Section 7.04, be made in Common Stock.

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS TO THE PLAN

Section 5.01 Limitation on Amount of Company Matching Contributions

.  Company Matching Contributions made by any party to the Plan which, along with the Corporation, is a member of an affiliated group within the meaning of Section 1504 of the Code (for purposes of this Section 5.01, a “Member”), shall be made only on behalf of Participants who are Eligible Employees of the contributing Member, and Company Matching Contributions shall be made only from current or accumulated earnings or profits of such Member, subject to Section 1.404(a)-10 of the Treasury Regulations.

If any Member is prevented from making a contribution which it otherwise would have made by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which such Member was so prevented from making may be made for the benefit of the Participants who are Eligible Employees of such Member by any of the other Members to the extent of each such other Member’s current or accumulated earnings or profits.  If the Members do not file a consolidated federal income tax return, such contribution by each such other Member shall be limited to that portion of its total current and accumulated earnings or profits remaining after adjustment for its contributions on behalf of Participants who are its own Eligible Employees which the total prevented contribution bears to the total current and accumulated earnings or profits of all such other Members remaining after adjustment for all contributions on behalf of Participants who are their own Eligible Employees.

The Corporation may waive the earnings and profits limitation under this Section 5.01 for any Plan Year for any and all Members.  The amount of contributions made by any Member for a Plan Year shall not exceed the amount deemed to be deductible in computing the taxable income of such Member (taking into account all contributions under all of such Member’s tax-qualified plans and all privileges and limitations of carryovers and carryforwards as established by law) for the purpose of computing taxes on or measured by income under the provisions of the Code and/or any other laws in effect from time to time.

A contribution which was made by a Member upon a mistake of fact, or conditioned upon initial qualification of the Plan or upon the deductibility of the contribution under Section 404 of the Code (all contributions to this Plan shall be made conditioned on the deductibility of such contributions) shall, upon a contributing Member’s request, be returned to such Member within one (1) year after the payment of the mistaken contribution, the denial of qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Section 5.02 Yearly Limitations on Before-Tax Contributions

.  No Participant shall be permitted to have Before-Tax Contributions made under the Plan during any calendar year in excess of the dollar limitation contained in Section 402(g) of the Code, reduced by the Participant’s elective deferrals for such year under any other salary reduction arrangement under Sections 401(k) or 403(b) of the Code, except to the extent permitted under Section 4.01(c) of the Plan and Section 414(v) of the Code, if applicable.  Any Before-Tax Contributions made by the Company on behalf of a Participant in excess of the Code Section 402(g) limit in effect for the applicable calendar year shall be returned to the Participant (with earnings attributable thereto) no later than the April 15 following the close of the calendar year to which such excess relates.

Section 5.03 Maximum Annual Additions to Savings Account

.  Notwithstanding any other provision of the Plan, except to the extent permitted under Section 4.01(c) of the Plan and Section 414(v) of the Code, if applicable, the “total additions” to a Participant’s Savings Account for any limitation year shall not exceed an amount equal to the lesser of:

(a)	$40,000 adjusted for each limitation year to take into account any cost-of-living increase provided for that limitation year under Section 415(d) of the Code; or

(b)	One-hundred percent (100%) of the Compensation paid to the Participant by the Company in the limitation year.

For purposes of this Section 5.03, the term “limitation year” shall mean the Plan Year.  For purposes of this Section 5.03, the term “total additions” shall mean, with respect to each Participant for each limitation year, the aggregate of the Company Matching Contributions, Before-Tax Contributions, and After-Tax Contributions allocated to his Savings Account.  In the case of allocations resulting from contributions made by or on behalf of Participants returning from qualified military service, adjustments will be made to the limitations described in this Section 5.03 to the extent permitted under Section 414(u) of the Code.

If any Participant’s total additions exceed the applicable maximum limitation set forth above, contributions shall be returned to the Participant or the Company pursuant to the requirements of Section 1.415-6(b)(6) of the Treasury Regulations to the extent necessary and in the following priority:

(x)	First, After-Tax Contributions to the Participant’s Savings Account shall be returned to the Participant with earnings thereon;

(y)
Second, Before-Tax Contributions to the Participant’s Savings Account shall be placed in a suspense account and reallocated in the following year to the Participant’s Savings Account and any earnings on these Before-Tax Contributions shall be forfeited; and

(z)	Third, Company Matching Contributions to the Participant’s Savings Account shall be forfeited.

In the event that the total additions which otherwise would be credited to a Participant’s accounts under all tax-qualified defined contribution plans of the Company or any Related Employer for any limitation year exceed the limitations set forth in this Section 5.03, the excess total additions shall be returned to the Participant or the Company to the extent necessary and in the priority established under (x), (y) and (z) above.

Section 5.04 Prior Year ADP Testing

.  Utilizing the prior year testing method, the Plan shall satisfy the ADP test of Treasury Regulation Section 1.401(k)-2(a) if:

(a)
The Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees for the Plan Year is not more than 1.25 times the Actual Deferral Percentage of all other Eligible Employees for the applicable Plan Year; or

(b)
The excess of the Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees for the Plan Year over the Actual Deferral Percentage of all other Eligible Employees for the applicable Plan Year is not more than two percentage points, and the Actual Deferral Percentage of Eligible Employees who are Highly Compensated Employees for the Plan Year is not more than two (2) times the Actual Deferral Percentage of all other Eligible Employees for the applicable Plan Year.

To the extent required to satisfy the preceding tests, the Committee shall distribute excess contributions in accordance with Treasury Regulation Section 1.401(k)-2(b)(2) as follows:

(w)	First, the Committee shall determine, in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(ii), the total amount of excess contributions that must be distributed;

(x)
Second, the Committee shall apportion, in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(iii), the total amount of excess contributions among Eligible Employees who are Highly Compensated Employees;

(y)	Third, the Committee shall determine, in accordance with the safe harbor method under Treasury Regulation Section 1.401(k)-2(b)(2)(iv)(D), the income allocable to excess contributions; and

(z)
Fourth, the Committee shall, in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(v), distribute the apportioned excess contributions and allocable income to each applicable Eligible Employee who is a Highly Compensated Employee.

In conducting ADP testing, the Committee shall comply with any additional rules set forth in Treasury Regulation Section 1.401(k)-2 that are applicable to the prior year testing method.

Section 5.05 ACP Testing

.  For each Plan Year, Company Matching Contributions and After-Tax Contributions for that Plan Year shall be deemed to meet the actual contribution percentage test in accordance with Treasury Regulation Section 1.401(m)-1(b)(2) since only Employees covered by the Collective Bargaining Agreement participate in the Plan.

ARTICLE 6 ROLLOVER  AND TRANSFER CONTRIBUTIONS

Section 6.01 Transfer of Assets

.  The Committee may approve the transfer to the Plan of all or a portion of the assets and liabilities of any other plan of deferred compensation qualified under Section 401(a) of the Code maintained by the Company or a Related Employer.  Transfers to the Plan pursuant to this Section 6.01, except as otherwise authorized by the Committee, shall be in the form of a direct trustee-to-trustee transfer.  Any amounts transferred pursuant to this Section 6.01 shall be credited to the Participant’s Savings Account.  The interest of each Participant in any amounts transferred pursuant to this Section 6.01 shall be fully vested and nonforfeitable at all times.  In no event shall the Trustee receive amounts if such receipt or the subsequent administration of such amounts might subject the Trust assets to tax liability deriving from an Employee’s terminated participation in any other tax-qualified plan.

Section 6.02 Rollover and Direct Transfer Contributions

.  An Employee who has received a qualifying distribution under Sections 402 or 408 of the Code from any other plan qualified under Section 401(a) of the Code, or from a conduit individual retirement account under Sections 402 or 408 of the Code, may have all or part of such distribution (including after-tax contributions from a plan qualified under Section 401(a) of the Code) contributed to this Plan.  Amounts contributed pursuant to this Section 6.02 shall be characterized as Rollover Contributions and shall be credited to the Participant’s Savings Account, subject to refund if it is determined that such distribution is not eligible for such rollover treatment under the Code.  The interest of each Participant in that portion of his Savings Account attributable to amounts transferred pursuant to this Section 6.02, if any, shall be fully vested and nonforfeitable at all times.  In no event, however, shall the Plan accept a direct transfer or rollover under this Section 6.02 that would subject any portion of the benefit to the qualified joint and survivor annuity or qualified preretirement survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.  An Employee who makes a Rollover Contribution pursuant to this Section 6.02 prior to becoming a Participant under Section 3.01 shall be considered a Participant for purposes of the Rollover Contributions in his Savings Account only.

Section 6.03 Transfer of a Participant’s Account to the Muncie RSP or the RSP.

(a)
In the case of a Participant in the Plan who is rehired by the Company or elects to participate in the Muncie RSP, such Participant will no longer be eligible to participate in the Plan and the balance of his Savings Account will be transferred from the Plan to the Participant’s Savings Account in the Muncie RSP as of the Valuation Date following the date that the Participant joins the Muncie RSP or as soon as is practicable thereafter.

(b)
In the case of a Participant who is transferred to a job position not covered under the Collective Bargaining Agreement, the balance of his entire Savings Account will be transferred to the Participant’s Savings Account in the BorgWarner Inc. Retirement Savings Plan (the “RSP”) as of the Valuation Date following the date that the Participant is transferred, or as soon as is practicable thereafter.

(c)
Unless the Participant elects otherwise, all monies transferred from the Plan to the Muncie RSP or the RSP will continue to be invested according to the Participant’s investment elections made pursuant to Article 7 of the Plan.

ARTICLE 7 INVESTMENT OF ACCOUNTS

Section 7.01 Establishment of Funds

.  The Committee has caused the Trustee to establish and maintain one or more Investment Funds according to investment criteria established by the Committee.  The Committee may cause the Trustee to merge, modify or terminate any existing Investment Funds, or to establish such additional Funds, as the Committee shall determine in its discretion from time to time.  The Investment Funds as in effect for the Plan shall be set forth in Supplement I.

Section 7.02 Investment in Funds

.  Each of the Investment Funds shall be invested without distinction between principal and income within the investment directive for that Fund.  Pending payment of costs, expenses or anticipated benefits, or acquisition of investments, the Trustee may hold any portion of the Investment Funds in obligations issued or fully guaranteed as to payment of principal or interest by the Federal government or governmental agencies, short-term demand notes, certificates of deposit, commercial paper, collective trust funds that invest in short-term investments or any other interest-paying short-term investment products or in cash, and may deposit any uninvested funds with any bank selected by the Trustee.

Section 7.03 Investment of Savings Account

.  Except as provided in Section 7.04, each Participant may elect to invest his Savings Account in any one or more of the Investment Funds by filing an initial investment election with the Administrative Services Provider directing that contributions to be made on his behalf to his Savings Account shall be invested in specified multiples of one percent (1%) up to one hundred percent (100%) thereof, in any one or more of the Investment Funds.  Each contribution source under a Participant’s Savings Account may be subject to a different election by the Participant.  Except as otherwise provided in Section 7.04, in the absence of an effective election with respect to any contribution, one hundred percent (100%) of such contribution shall be invested in the default Investment Fund designated by the Committee for such purpose.  The Plan Administrator shall provide each Participant with a statement of the balance in his Savings Account not less frequently than once every Plan Year.

Section 7.04 Investment of Company Matching Contributions Made in Common Stock

.  For any Plan Year in which the Company elects pursuant to Section 4.06 to make Company Matching Contributions in Common Stock, the Company Matching Contribution made on behalf of a Participant for any Payroll Period shall be (a) remitted to the Trustee in Common Stock in accordance with procedures established by the Committee and the Administrative Services Provider, (b) credited to the Participant’s Savings Account, and (c) invested in a sub fund of the BorgWarner Inc. Stock Fund (the “Sub Fund”).  Thereafter, depending upon the Participant’s action, the Company Matching Contribution contributed in Common Stock will be transferred in accordance with the procedures set forth in subparagraph (a) through (e) below from the Sub Fund to the BorgWarner Inc. Stock Fund (in the event that the Participant has not elected Automatic Reallocation) or the Common Stock sold and the proceeds transferred to other Investment Funds which the Participant has elected (in the event that the Participant has elected Automatic Reallocation):

(a)
Automatic Reallocation Enrollment Period.  The Plan Administrator shall provide each Participant with a fifteen (15) day period (the “Automatic Reallocation Enrollment Period”) directing the Trustee to sell any Common Stock that, is contributed to the Plan and credited to the Participant’s Savings Account as a Company Matching Contribution, and further directing the Trustee to transfer the proceeds of such sale to such Investment Funds (other than the BorgWarner Inc. Stock Fund) as the Participant elects.

(b)
Automatic Reallocation – Trustee’s Duties.  The Trustee shall, pursuant to the Participant’s Automatic Reallocation Authorization, sell such Common Stock on the first business day following the day that such Common Stock is credited to the Participant’s Savings Account.  The Trustee shall, pursuant to the Participant’s Automatic Reallocation Authorization, transfer the proceeds of such sale to the Investment Funds elected by the Participant in accordance with the Trustee’s normal trading procedures for the transfer of funds.  The process described in this subsection (b) by which Common Stock is automatically sold by the Trustee and transferred to the Investment Funds elected by the Participant is referred to herein as “Automatic Reallocation.”  The Trustee shall perform Automatic Reallocation for any Participant who elects Automatic Reallocation without requiring further action on the part of the Participant.

(c)
Elections Made After the End of the Automatic Reallocation Period.  In the event that a Participant does not file an Automatic Reallocation Authorization during the Automatic Reallocation Enrollment Period, such Participant shall be permitted, after the end of such period, to elect Automatic Reallocation by notifying the Trustee in accordance with such procedures as the Trustee may establish.

(d)
Cessation of Automatic Reallocation.  Each Participant who has filed an Automatic Reallocation Authorization with the Trustee may direct the Trustee to Cease Automatic Reallocation with respect to such Participant by notifying the Trustee in accordance with such procedures as the Trustee may establish, and thereafter, Company Matching Contributions made in Common Stock on behalf of the Participant shall be invested in accordance with first paragraph of this Section 7.04.

(e)
No Fees for Sale and Transfer.  No fees shall be charged to a Participant’s Savings Account for the sale of any Common Stock held in such account, provided such Common Stock was credited to such account as a Company Matching Contribution.

(f)
Termination of Automatic Reallocation Procedures.  The Company may continue to make Company Matching Contributions to each Participant’s Savings Account in Common Stock for so long as the foregoing subsections (a) through (e) above remain in effect.  In the event that the Company elects to make Company Matching Contributions in cash, the Company shall provide the Union with notice of such fact no later than thirty (30) days prior to the date the Company makes the final Company Matching Contributions in Company Stock.  As soon as the Automatic Reallocation is completed for the final Company Matching Contributions, this Section 7.04 shall cease to be effective.  If, at a later date, the Company elects to once again make Company Matching Contributions in Company Stock, then the Company shall make the Automatic Reallocation process available to Participants effective as of the date the Company makes such Company Matching Contributions.

Section 7.05 Change in Participant’s Investment Election of Future Contributions

.  Subject to Section 7.04, each Participant may elect to change the investment of future contributions to be made on his behalf to his Savings Account in any multiple of one percent (1%) of such contributions up to one hundred percent (100%) thereof by contacting the Administrative Services Provider and following procedures agreed to between the Plan Administrator and the Administrative Services Provider.  Each contribution source under a Participant’s Savings Account may be subject to a different election by the Participant.  After the Participant’s request to change has been processed and except as otherwise provided in Section 7.04, future contributions to be made on his behalf to his Savings Account will be invested according to the Participant’s investment election except as otherwise provided in Section 7.04.

Section 7.06 Change in Participant’s Investment Election on the Balance of the Participant’s Account

.  Subject to Section 7.04, each Participant may elect to change the investment (transfer from one Investment Fund to another) of the balance of his Savings Account in any multiple of one percent (1%) (or such other amount as permitted by the Administrative Services Provider) up to one hundred percent (100%), in accordance with procedures agreed to between the Plan Administrator and the Administrative Services Provider.  Each contribution source under a Participant’s Savings Account may be subject to a different election by the Participant.  The Plan Administrator may impose restrictions on investment directions to prohibit any investment activity that the Plan Administrator, in its sole discretion, determines to be abusive (including, but not limited to, market-timing and excessive trading) or any violation of the rules of a particular Investment Fund or of the Administrative Services Provider.  Such restrictions may be imposed upon individual Participants, classes of Participants, or all Participants as determined by the Plan Administrator.  The Plan Administrator may rely conclusively on a determination made by the manager (or its agent) of any Investment Fund that a particular investment activity violates the rules of such Investment Fund.

Section 7.07 Voting of the BorgWarner Inc. Stock Fund

.  BorgWarner Inc. will file preliminary proxy solicitation materials with the Securities and Exchange Commission.  Following receipt of approval by the Securities and Exchange Commission, BorgWarner Inc. shall cause a copy of all the materials to be simultaneously sent to the Trustee and the Committee.  The Committee or its agent shall then prepare a voting instruction form based upon these materials.  At the time of mailing of notice of each annual or special stockholders’ meeting of BorgWarner Inc., the Committee shall send a copy of the notice and all proxy solicitation materials to the Trustee, and the Committee or its agent shall promptly send such notice and proxy solicitation materials to each Participant who participates in the BorgWarner Inc. Stock Fund, together with the foregoing voting instruction form to be returned to the Committee’s designee.  The form shall show the number of full and fractional shares of Common Stock credited to the Participant’s Savings Account.  The number of shares of Common Stock deemed credited to a Participant’s Savings Account shall be determined as of the Valuation Date which is the record date set for voting the Common Stock.

Each Participant shall have the right to direct the Trustee as to the manner in which to vote that number of shares of Common Stock credited to his Savings Account.  Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and not divulged to the Corporation or a Related Employer, or any officer or employee thereof, or any other person.  Upon its receipt of directions, the Trustee shall vote the shares of Common Stock credited to the Participant’s Savings Account as directed by the Participant.

The Trustee shall vote those shares of Common Stock not credited to Participants’ Savings Accounts in accordance with the instructions of the Committee, and shall not vote those shares of Common Stock credited to the Savings Accounts of Participants for which no voting directions are received.

Section 7.08 Tender Offers for the Common Stock

.  Upon commencement of a tender offer for any Common Stock, BorgWarner Inc. or its agent shall notify each Participant who has Common Stock in his Savings Account, and in a timely manner shall distribute or cause to be distributed to Participants the same information that is distributed to the shareholders of BorgWarner Inc. in connection with the tender offer.  Participants may direct the Trustee whether or not to tender the Common Stock credited to the Savings Accounts, whether or not vested.

Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Common Stock credited to his Savings Account.  Directions from a Participant to the Trustee concerning the tender of Common Stock shall be communicated in writing or by facsimile or such similar means specified by the Trustee.  A Participant who has directed the Trustee to tender some or all of the shares of Common Stock credited to his Savings Account may, at any time before the tender offer withdrawal date, or such earlier date if necessary for administrative purposes, direct the Trustee to withdraw some or all of the  tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline.  A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Trustee before such deadline.  The Trustee shall tender or not tender shares of Common Stock as directed by the Participant.  The Trustee shall not tender shares of Common Stock credited to a Participant’s Savings Account for which it has received no directions from the Participant.

A direction by a Participant to the Trustee to tender shares of Common Stock credited to his Savings Account shall not be considered a written election under the Plan by the Participant to withdraw or to have distributed to him any or all of such shares from the Plan.  The Trustee shall credit to the Savings Account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Common Stock tendered from the Savings Account.  The Trustee shall invest the proceeds of the tendered shares as directed by the Committee.

Section 7.09 Other Rights in the BorgWarner Inc. Stock Fund

.  With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, the Trustee shall follow the directions of the Participant as to Common Stock credited to his Savings Account, and if no such directions are received, the directions of the Committee.  The Trustee shall have no duty to solicit directions from Participants.  With respect to all rights other than the right to vote and the right to tender, in the case of Common Stock not credited to Participants’ Savings Accounts, the Trustee shall follow the directions of the Committee.

Section 7.10 Limitation of Liability of Fiduciaries

.  The fiduciaries of the Plan shall not be responsible for any loss, depreciation or diminution in the value of Trust assets invested in accordance with the direction of a Participant.  The Plan is intended to constitute a plan described in Section 404(c) of ERISA and Section 2550.404(c)-1 of the Department of Labor Regulations.  To the extent of such compliance, the fiduciaries of the Plan may be relieved of liability with respect to the Participant-directed investments.  The Committee is the fiduciary responsible for overseeing investments under the Plan, but has delegated the daily administrative responsibility for implementing Participant investment instructions to the Administrative Services Provider.  Also, the Administrative Services Provider is responsible for providing the following detailed information about the Investment Funds when requested by a Participant:

(a)	Copies of any prospectuses and/or brochures for any Investment Fund;

(b)	Copies of any other financial statements and reports provided to the Plan about an Investment Fund;

(c)	A description of the annual operating expenses of any Investment Fund and the aggregate annual expenses expressed as a percentage of average net assets;

(d)	Information about the past and current value of shares or units available in the Investment Funds; and

(e)	The current share or unit value of a Participant’s Savings Account.

The Committee has established procedures to protect the confidentiality of information relating to Participant investments in all of the Investment Funds.  Information about any Participant exercise of voting, tender and similar rights is also subject to these confidentiality procedures.  Investment information and voting instructions from Participants shall not be divulged to anyone, including the Company, the Corporation or BorgWarner Inc. (or any director, officer, employee or agent thereof).  The intent is to insure that the Company, the Corporation and BorgWarner Inc. (and their directors, officers, employees, and agents) cannot determine the instructions given by any Participant.  The Committee is the fiduciary responsible for insuring that these confidentiality procedures are followed.

Section 7.11 Method of Valuation of Savings Account

.  Notwithstanding any other provision of the Plan, to the extent that a Participant’s Savings Account is invested in mutual funds or other assets for which daily pricing is available, all amounts contributed to the Trust Fund will be invested following their actual receipt by the Administrative Services Provider, and the balance of each Participant’s Savings Account shall reflect the results of such daily pricing from the time of the actual receipt until the time of distribution.  Investment elections and changes pursuant to Sections 7.05 and 7.06 shall be effective upon receipt by the Administrative Services Provider.  References elsewhere in the Plan to the investment of contributions “as of” a date other than that described in this Section 7.11 shall apply only to the extent, if any, that assets of the Trust are not invested in an asset for which daily pricing is available.

Section 7.12 Forfeitures

.  As of the last Valuation Date of each month, Forfeitures that arose during such month shall be applied to reduce the total amount the Company otherwise is required to contribute pursuant to Section 4.06 as of the Valuation Date or subsequent Valuation Date.  Any amount applied to reduce a Company contribution for any Valuation Date in accordance with this Section 7.12 shall be considered a part of the Company’s contribution for such Payroll Period.

Section 7.13 Date of Adjustments

.  Every adjustment made pursuant to Sections 7.11 and 7.12 shall be considered as having been made on the applicable Valuation Date, regardless of the dates of actual entry or receipt by the Trustee of contributions, Forfeitures or earnings for that Payroll Period.  The Committee’s determination of the net value of the assets of the Trust (which shall be based upon accountings rendered by the Trustee) and charges or credits to the Savings Accounts shall be conclusive and binding on all parties having or claiming to have any interest hereunder.

ARTICLE 8 LOANS AND IN-SERVICE WITHDRAWALS

Section 8.01 Loans to Participants

.  Any Participant (who is a “party in interest” as defined in Section 3(14) of ERISA) who has not incurred a severance from employment, may request a loan from the Plan Administrator except that a Participant who is on lay-off status may not request a loan from the Plan Administrator.  The Plan Administrator may, in its discretion, grant a loan to such Participant from the Participant’s Savings Account.  Any loan allowed pursuant to this Section 8.01 will be effective as of the Valuation Date on which the Participant requested a loan and distributed as soon as reasonably practicable thereafter.  Such loans are subject to the following specific conditions:

(a)
The loan is one which is made available to all Participants who are parties in interest on a reasonably equivalent basis and is not made available to Participants who are Highly Compensated Employees in an amount proportionately greater than the amount available to other Participants.

(b)	Each loan shall bear a reasonable rate of interest commensurate with the prime rate quoted in The Wall Street Journal as of the first business day of each month plus one percentage (1%) point.

(c)
The loan shall be adequately secured by assignment of a portion of the balance in the Participant’s Savings Account eligible for loan in an amount equal to the principal amount of the loan, but not in excess of fifty percent (50%) of the balance in the Participant’s Savings Account determined as of the last preceding Valuation Date on which the loan is requested.

(d)
The minimum amount which may be loaned hereunder at any one time to any Participant shall be $500.  The maximum amount which may be loaned hereunder at any one time to any Participant shall not exceed the lesser of (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from all tax qualified plans of the Corporation during the one (1) year period ending on the day before the date on which such loan is made, over the outstanding balance of all loans to the Participant from all tax qualified plans of the Corporation on the date on which such loan is made, or (ii) fifty percent (50%) of the aggregate balance in the Participant’s Savings Account eligible for loan determined as of the last preceding Valuation Date on which the loan is requested.

(e)
Refusal of the Plan Administrator to grant any loan shall not preclude future applications by the same Participant, and application for or acceptance of a loan hereunder shall not of itself be construed to constitute termination of participation in, or waiver of any rights under, the Plan.

(f)
All loans granted under the Plan shall be repaid, pursuant to a written repayment schedule, by payroll deduction (or as otherwise determined by the Plan Administrator if not paid by payroll deduction) and shall be evidenced by a written promissory note payable to the Trustee.  In no event shall (i) loans be extended for a period of less than six (6) months or greater than five (5) years, or (ii) more than one (1) loan be extended to a Participant hereunder at any one time. Principal and interest payments by the Participant shall be at least monthly on a level amortization basis.  Any Participant to whom a loan is extended pursuant to this Section 8.01 may elect by contacting the Administrative Services Provider, or such other person designated by the Plan Administrator, to repay the entire outstanding balance of such loan in a single payment.

(g)
In the event of the failure to pay on a timely basis, which includes a ninety (90)-day cure period, any amount of either principal or interest which is due under the terms of any loan, the Trustee, at the direction of the Plan Administrator, shall declare the loan in default and the full amount of the loan due and payable.  Upon declaration of default, the Plan Administrator shall take whatever action that may be lawful to remedy the default.  Such action may include setoff of the remaining balance of the loan against the appropriate Participant’s Savings Account, provided that setoff may not be made prior to the first date on which any such amount could otherwise have been distributed.  The Plan Administrator may setoff amounts owed by the Participant as described in the preceding sentence without being in violation of Section 13.01.  No Participant who, while an Eligible Employee, has once defaulted on a loan extended hereunder shall be granted any additional loan whatsoever.

(h)
A separate segregated account shall be established for each Participant who is granted a loan pursuant to this Section 8.01.  The segregated account, which shall be part of the Participant’s Savings Account, shall be credited with the amount of the loan.  Segregated accounts shall not share in the dividends, earnings, losses and gains of the Trust.  Each payment of principal and interest shall be credited to the segregated account in the Participant’s Savings Account and shall be reinvested in the Investment Funds in the same percentages as the contributions to the Participant’s Savings Account are invested at such time or, if there are no current contributions to the Participant’s Savings Account, in the percentages in which such contributions were invested immediately prior to the loan.  In the absence of an effective investment election, each payment of principal and interest shall be credited to the segregated account in the Participant’s Savings Account and shall be reinvested in the default Investment Fund designated by the Committee for such purpose.

(i)	Loans under this Section 8.01 shall not be considered distributions.

(j)	Each loan shall commence following the Valuation Date on which the Participant requested a loan or as soon as practicable thereafter.

(k)	Any Participant who incurs a severance from employment with a loan outstanding shall continue to be subject to the loan conditions set out in this Section 8.01.

Section 8.02 Withdrawals from Balance in the Participant’s Savings Account Attributable to After-Tax Contributions, Rollover Contributions, and Amounts Transferred to the Savings Account Pursuant to Section 6.01

.  Prior to severance from employment with the Company, a Participant may withdraw as of any Valuation Date, subject to the limitations provided in this Section 8.02, all or any portion of the balance in his Savings Account (including earnings thereon) attributable to (a) his After-Tax Contributions, (b) his Rollover Contributions, and (c) any vested amounts transferred to his Savings Account pursuant to Section 6.01 (not attributable to before-tax contributions), by completing, as required by the Plan Administrator or the person or persons designated by the Plan Administrator, the appropriate application procedures and setting forth the amount he desires to withdraw.  No Participant will be required to provide evidence of an immediate and heavy financial need to qualify for a withdrawal pursuant to this Section 8.02.

Section 8.03 Withdrawals from Balance in the Participant’s Savings Account Attributable to Before-Tax Contributions—Participants Over Age Fifty-Nine and One Half (59½)

.  Prior to severance from employment with the Company, if a Participant has attained age fifty-nine and one half (59½) and has withdrawn the maximum amount permitted by Section 8.02, the Participant may request a withdrawal as of any Valuation Date, subject to the limitations and conditions provided in this Section 8.03, of all or any portion of the “eligible balance” in his Savings Account by making a request to the Plan Administrator at least thirty (30) days preceding such Valuation Date.  For purposes of this Section 8.03, “eligible balance” means that portion of a Participant’s Savings Account attributable to: (1) Before-Tax Contributions made to his Savings Account (including earnings thereon); and (2) any vested amounts transferred to his Savings Account pursuant to Section 6.01 attributable to before-tax contributions (including earnings thereon).  Such Participant’s Before-Tax Contributions and After-Tax Contributions shall not be suspended as a result of a withdrawal pursuant to this Section 8.03.

Section 8.04 Withdrawals from Balance in the Participant’s Savings Account Attributable to Before-Tax Contributions —Hardship Withdrawals For Participants Under Age Fifty-Nine and One Half (59½)

.  If a Participant has not attained age fifty-nine and one half (59½), the Participant may request a hardship withdrawal as of any Valuation Date, subject to the limitations and conditions provided in this Section 8.04, of all or any portion of the “eligible balance” in his Savings Account by making a written request to the Administrative Services Provider.  For purposes of this Section 8.04, “eligible balance” means that portion of a Participant’s Savings Account attributable to:  (1) Before-Tax Contributions made to his Savings Account (excluding earnings thereon credited after December 31, 1988); and (2) any vested amounts transferred to his Savings Account pursuant to Section 6.01 attributable to before-tax contributions (excluding earnings thereon credited after December 31, 1988).    The requested hardship withdrawal must be on account of an immediate and heavy financial need of the Participant as described in subsection (a) below and must be necessary to satisfy that financial need as described in subsection (b) below:

(a)	Withdrawal On Account of Immediate and Heavy Financial Need. A requested withdrawal shall be deemed to be on account of an immediate and heavy financial need of the Participant if it is for:

(i)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)
Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, child, or dependent (as defined in Code Section 152 without regard to subsections 152(b)(1), (b)(2), and (d)(1)(B));

(iv)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child, or dependent (as defined in Code Section 152 without regard to subsection 152(d)(1)(B));

(vi)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the cost exceeds 10% of adjusted gross income); or

(vii)	Any other deemed immediate and heavy financial need prescribed by the Commissioner of Internal Revenue in guidance of general applicability.

No other requested withdrawal shall be considered to be on account of an immediate and heavy financial need.

(b)
Withdrawal Necessary to Satisfy Immediate and Heavy Financial Need.  A withdrawal is necessary to satisfy an immediate and heavy financial need described in subsection (a) above if it satisfies each of the following conditions:

(i)
It is not in excess of the amount required to satisfy the financial need, including any amounts necessary for the Participant to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

(ii)
The Participant has obtained all other currently available distributions (but not hardship distributions) and nontaxable (at the time of the loan) loans, under the Plan and all other plans maintained by the Company.

The Participant shall be prohibited from making any contributions to the Plan and all other plans maintained by the Company for six (6) months after receipt of a hardship withdrawal.  The Plan Administrator may use any additional method prescribed by the Commissioner of Internal Revenue in guidance of general applicability for determining that a withdrawal is deemed necessary to satisfy an immediate and heavy financial need.  No other requested withdrawal shall be deemed to be “necessary to satisfy an immediate and heavy financial need.”

Section 8.05 General In-Service Withdrawal Rules.

(a)
Number of Withdrawals.  A Participant who has not attained age fifty-nine and one half (59½) may not in any calendar year make more than a total of two (2) withdrawals pursuant to Section 8.02 and not more than one (1) withdrawal pursuant to Section 8.04.

(b)	Distributions from Investment Funds. Each withdrawal shall be made pro rata from the Investment Funds in which the Participant’s Savings Account is invested.

(c)
Time of Withdrawal.  Withdrawals pursuant to this Article 8 shall commence no later than sixty (60) days following the Valuation Date as of which the withdrawal is effective or as soon as practicable thereafter.

ARTICLE 9 ELIGIBILITY FOR BENEFITS

Section 9.01 Benefits Upon Severance from Employment (Except by Reason of Death)

.  Each Participant who incurs a severance from employment with the Company (except by reason of death) shall be entitled to receive a benefit, to be distributed as provided in Article 10, equal to the Vested Portion of the balance in his Savings Account as of the Valuation Date coinciding with or immediately preceding the date on which distribution of benefits commences.  The Unvested Portion of such Participant’s Savings Account shall be forfeited pursuant to Section 7.12.

Section 9.02 Benefits Upon Death of Participant (Prior to Commencement of Installment Distributions)

.  If a Participant incurs a severance from employment with the Company by reason of death, or incurs a severance from employment with the Company under Section 9.01 and then dies prior to commencement of installment distributions under Article 10, his Beneficiary shall be entitled to receive a benefit, to be distributed as provided in Article 10, equal to the balance in the Participant’s Savings Account as of the Valuation Date coinciding with or immediately preceding the date on which distribution of benefits commences.  In the event there is no designated Beneficiary living at the death of the Participant, distribution shall be made to the first of the following as shall be living on the date the distribution of benefits commences:

(a)	If the Participant is survived by his spouse, the surviving spouse shall be treated as the sole designated Beneficiary;

(b)
If the Participant is not survived by his spouse, the Participant’s children and their descendants per stirpes shall be treated as the designated Beneficiaries and shall be entitled to the Participant’s benefit in equal shares;

(c)
If the Participant has no descendants, the Participant’s parents shall be treated as the designated Beneficiaries and shall be entitled to the Participant’s benefit in equal shares; provided that if one parent is deceased, the surviving parent shall be treated as the sole designated Beneficiary;

(d)
If the Participant has no surviving parent, his parents’ descendants (i.e. the Participant’s siblings and their descendants) per stirpes shall be treated as the designated Beneficiaries and shall be entitled to the Participant’s benefit in equal shares;

(e)
If the Participant’s parents have no descendants, the descendants per stirpes of the participant’s grandparents (i.e. the Participant’s aunts, uncles and cousins) shall be treated as the designated Beneficiaries with fifty percent (50%) of the Participant’s benefit payable to the descendants per stirpes of the Participant’s maternal grandparents in equal shares, and fifty percent (50%) of the Participant’s benefit payable to the descendants per stirpes of the Participant’s paternal grandparents in equal shares; and

(f)	If the Participant’s grandparents have no descendants, the Participant’s benefit shall be payable to his estate.

Section 9.03 Amendment to Vesting Schedule

.  In the event of an amendment to the vesting schedule in the definition of Vested Portion, each Participant with at least three (3) Years of Vested Service may elect to continue to have his Vested Portion computed without regard to such amendment.  Such a Participant shall make the foregoing election no later than the last to occur of the following:

(a)	The date which is sixty (60) days after the date on which the amendment is adopted;

(b)	The date which is sixty (60) days after the date on which the amendment becomes effective; or

(c)	The date which is sixty (60) days after the date on which the Participant receives written notice of the amendment.

Section 9.04 Period of Severance

.  A Participant’s rights and benefits under the Plan generally shall be determined in accordance with his Years of Vested Service and the balance in his Savings Account at the time of severance from employment with the Company, subject to the following:

(a)
If a Participant had a vested interest in his Savings Account attributable to Company Matching Contributions when he incurred a severance from employment, and such Participant is reemployed by the Company, his Years of Vested Service prior to his severance from employment shall be reinstated;

(b)
If a Participant had no vested interest in his Savings Account attributable to Company Matching Contributions when he incurred a severance from employment, and such Participant is reemployed by the Company before incurring five (5) consecutive One-Year Periods of Severance, the amounts forfeited pursuant to Section 9.01 shall be restored to his Savings Account as of his Reemployment Commencement Date, and his Years of Vested Service prior to that period of severance shall be reinstated; and

(c)
If a Participant had no vested interest in his Savings Account attributable to Company Matching Contributions when he incurred a severance from employment, then the Years of Vested Service prior to his severance from employment will be disregarded, but only if the number of consecutive One-Year Periods of Severance equals or exceeds the greater of his Years of Vested Service prior to his severance from employment, or five (5) years.

For purposes of this Section 9.04, an Employee who is on an Authorized Leave of Absence shall not be treated as incurring a severance from employment, and upon return during such Authorized Leave of Absence, shall be credited with Years of Vested Service with respect to the period of such Leave of Absence.  No period of service prior to such Leave of Absence or after such return shall be disregarded for purposes of determining the Participant’s Vested Balance in his Savings Account.  An Employee who is on an Authorized Leave of Absence for qualified military leave pursuant to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, shall not be treated as incurring a severance from employment and upon return to active employment shall be credited with Years of Vested Service with respect to the period of such Leave of Absence in accordance with Section 414(u) of the Code.

ARTICLE 10 DISTRIBUTION OF BENEFITS

Section 10.01 Request for Distribution

.  A Participant entitled to a benefit under the Plan may request that his benefit with respect to his Savings Account be distributed to him under one (1) or more of the alternative methods of distribution described in Section 10.02.  In the event a Participant dies prior to the commencement of benefits under the Plan, or after the commencement of benefits but before distribution of his entire interest under the Plan, the Participant’s remaining interest shall be distributed in such manner as the Participant has elected in writing prior to his death, or in the absence of such an election, under one (1) or more of the alternative methods of distribution described in Section 10.02, as the Beneficiary shall direct.  Notwithstanding the foregoing, the benefit payable to the Beneficiary of a Beneficiary shall be distributed in a lump-sum payment.

Section 10.02 Methods of Distribution

.  Subject to the provisions of Section 10.01, upon the severance from employment of a Participant for any reason, distribution of the Participant’s Savings Account shall be made as follows:

(a)	Amounts not invested in the BorgWarner Inc. Stock Fund shall be distributed in cash; and

(b)
Amounts invested in the BorgWarner Inc. Stock Fund shall be distributed in cash, unless the Participant or Beneficiary elects to receive such amount in whole shares of Common Stock (plus cash for any fractional shares).

If the Vested Portion in the Participant’s Savings Account does not exceed $1,000, the Plan Administrator shall require the distribution, in one lump-sum payment without the consent of the Participant or Beneficiary, of the Vested Portion of the Participant’s Savings Account.  Otherwise, distribution of the Vested Portion of the Participant’s Savings Account shall be by one (1) of the following methods, or combination thereof, as the Participant or Beneficiary shall elect by contacting the Administrative Services Provider or to such other person designated by the Plan Administrator:

(v)	Lump-Sum Distribution. Distribution may be made by lump-sum payment.

(w)
Installment Distribution.  Distribution may be made in approximately equal installments not less frequently than annually for any definite period which does not exceed (i) the life or life expectancy of the Participant or (ii) the joint lives or joint life expectancy of the Participant and his Beneficiary.  The present value of benefits payable to the Participant during his lifetime shall be more than fifty percent (50%) of the present value of the total benefits payable to the Participant and his Beneficiary, determined as of the severance from employment.  Subject to the provisions of Section 10.05, when a Participant’s Savings Account is distributable in periodic installments, such Participant shall not thereafter be eligible for any Company Matching Contributions.  In the event distribution of a benefit is made, in whole or in part, in installments pursuant to this subsection 10.02(w), the distributee may elect, in a manner approved by the Plan Administrator, to accelerate the payment of all or any portion of any unpaid installments; provided, however, that the distributee may not make more than two (2) elections to accelerate the payment of any unpaid installments in any calendar year.  The life expectancy used in this subsection 10.02(w) shall be determined as of the Valuation Date immediately preceding the later of the Participant’s (i) severance from employment or receipt of benefit, or (ii) death, but in no event later than the required minimum distribution date pursuant to Section 401(a)(9) of the Code.

(x)
Death Before Commencement of Benefits.  If a Participant dies before distribution pursuant to this Section 10.02 has begun, the entire interest of the Participant’s Savings Account shall be distributed within five (5) years after his death, with the following exceptions:

(i)
If the Participant’s Beneficiary is not his surviving spouse, the entire interest of the Participant may be distributed to the Beneficiary over a period not exceeding the Beneficiary’s life or life expectancy, provided such payments begin within one (1) year after the Participant’s death.

(ii)
If the Beneficiary is the surviving spouse, distribution to the surviving spouse shall begin no later than the later of the date on which the Participant would have attained age seventy and one half (70½) or the first anniversary of the Participant’s death, and shall be made over a period not exceeding the life or life expectancy of the surviving spouse.

(iii)
If the surviving spouse dies before payments begin, the surviving spouse shall be treated for the purpose of the rules in this subsection 10.02(x) as the Participant.  If the surviving spouse dies after payments begin but before the entire interest is distributed, the entire remaining interest shall be distributed to the surviving spouse’s Beneficiary over a period not exceeding the surviving spouse’s Beneficiary’s life or life expectancy, provided such payments begin within one (1) year after the surviving spouse’s death.

(iv)
Notwithstanding the foregoing provisions of this subsection 10.02(x), the Beneficiary may elect in writing, on a form approved by the Plan Administrator, to accelerate the distribution of all or any portion of the benefits payable to him; provided, however, that the Beneficiary may not make more than two (2) elections to accelerate the distribution of benefits in any calendar year.

(y)
Death After Commencement of Installment Payments.  If a Participant dies after distribution pursuant to subsection 10.02(w) has begun but before his entire interest is distributed and such distribution is to be for a period certain not exceeding the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his Beneficiary, the remaining portion shall continue to be distributed according to that schedule.  Notwithstanding the preceding sentence, the Beneficiary may elect, in a manner approved by the Plan Administrator, or such other person designated by the Plan Administrator, to accelerate the payment of all or any portion of any unpaid installments; provided, however, that the Beneficiary may not make more than two (2) elections to accelerate the payment of any unpaid installments in any calendar year.  In the event there is no designated Beneficiary living at the death of the Participant, the Beneficiary shall be determined under Section 9.02.

(z)
Distribution to Trust for Primary Benefit of a Spouse.  In addition to the requirements under subsections 10.02(x) and (y), if the Participant’s Beneficiary is a trust which qualifies for the Federal estate tax marital deduction because it is held for the primary benefit of the Participant’s spouse, and if the trustee of that trust elects to receive distributions from the Plan in installments, then installment payments for each calendar year commencing upon the death of the Participant shall be equal to or exceed the greater of (i) the minimum amount necessary to satisfy the requirements under Section 401(a)(9) of the Code or (ii) the income earned by the Participant’s Savings Account.

If a Participant elects to commence distributions from his Savings Account pursuant to this Section 10.02, such election will be deemed to be consent for purposes of Section 411(a)(11) of the Code.

Section 10.03 Treatment of Savings Account in Installment Distributions

.  In the event distribution of a benefit is to be made in periodic installments pursuant to subsection 10.02(w), (x), (y) or (z), each installment payment shall be charged to each Investment Fund in the same ratio as the balance in the Participant’s Savings Account invested in that Fund bears to the total balance in the Participant’s Savings Account.  The Participant (or Beneficiary, if applicable) shall continue to have the right to change the investment of the balance in his Savings Account among the Investment Funds pursuant to Section 7.06.  The Participant’s Savings Account shall share in all adjustments pursuant to Article 7 until the entire balance in the Participant’s Savings Account is distributed.

Section 10.04 Commencement of Distribution

.  Subject to the provisions of Section 8.02:

(a)
After a Participant’s severance from employment, distributions shall commence as of any Valuation Date coincident with or immediately following the date on which the request is received by the Plan Administrator or such other person designated by the Plan Administrator, or as soon as practicable thereafter; or

(b)
A Participant who has attained age sixty-five (65) and continues to be employed by the Company may request that all or any part of the Vested Portion in his Savings Account be distributed to him in a lump-sum payment as of any Valuation Date coincident with or immediately following the date on which such request is received by the Plan Administrator or as soon as practicable thereafter.  Such Participant shall continue to be an Eligible Employee for all purposes of the Plan.

Section 10.05 Deferral of Distribution—Minimum Required Distributions

.  If the Participant incurs a severance from employment with the Company and the Vested Portion in the Participant’s Savings Account is in excess of $1,000, the Participant may defer commencement of distributions to any subsequent Valuation Date, but in no event may the Participant defer distribution beyond the April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one half (70½), or (b) the calendar year in which the Participant incurs a severance from employment with the Company or a Related Employer.  Notwithstanding the foregoing, for a Participant who is a five-percent (5%) owner of BorgWarner Inc. (as determined under Section 416(i) of the Code) at any time during the Plan Year, distribution of the Participant’s benefit must begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one half (70½).  Distributions pursuant to this Section 10.05, shall commence as of the Valuation Date following the date to which distribution is deferred by the Participant or as soon as practicable thereafter; provided, however, that the Participant shall request such distribution from the Plan Administrator or from such other person designated by the Plan Administrator.  Any Participant who has deferred receipt of benefits under the Plan may file an election with the Administrative Service Provider to accelerate the distribution of all or any portion of the Vested Portion of his Savings Account; provided, however, that the Participant may not make more than two (2) elections to accelerate the distribution of benefits in any calendar year.

If the Vested Portion of a Participant’s Savings Account, in the aggregate, does not exceed $1,000 and if a distribution of such benefit is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution shall commence as soon as is practicable after the Participant’s severance from employment with the Company, subject to the notice requirements under Section 10.07.

Any distributions which are made under the Plan shall satisfy the minimum distribution requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirement under Section 401(a)(9)(G) of the Code, in accordance with the Treasury Regulations thereunder published on April 17, 2002 (the “2002 Final and Temporary Regulations”), notwithstanding anything in this Plan to the contrary.  The rules applicable to such minimum required distributions shall be as follows:

(a)           Definitions and Special Rule for TEFRA Elections.

(i)
Designated Beneficiary.  The term “Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 3.03 and 9.02 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the 2002 Final and Temporary Regulations.

(ii)
Distribution Calendar Year.  The term “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection 10.05(b)(ii). The minimum required distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The minimum required distribution for other Distribution Calendar Years, including the minimum required distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	Life Expectancy. The term “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the 2002 Final and Temporary Regulations.

(iv)
Participant's Account Balance.  The term “Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)
Required Beginning Date.  The term “Required Beginning Date” means the date specified in the first paragraph of this Section 10.05 upon which a Participant must begin receiving distributions under the Plan.

(vi)
TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 10.05, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)           Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one half (70½), if later.

(B)
If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection 10.05(b)(ii), other than subsection 10.05(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this subsection 10.05(b)(ii) and subsection (d), unless subsection 10.05(b)(ii)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date.  If subsection 10.05(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 10.05(b)(ii)(A).  If distributions under an annuity purchased from an insurance company (if allowable under the Plan) irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection 10.05(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections 10.05(c) and (d).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company (if allowable under the Plan), distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the 2002 Final and Temporary Regulations.

(c)           Minimum Required Distributions During Participant's Lifetime.

(i)
Amount of Minimum Required Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the 2002 Final and Temporary Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B)
if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the 2002 Final and Temporary Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

(ii)
Lifetime Minimum Required Distributions Continue Through Year of Participant's Death.  Minimum required distributions will be determined under this subsection 10.05(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)           Minimum Required Distributions After Participant's Death.

(i)	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(1)	The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3)
If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in subsection 10.05(d)(i).

(B)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 10.05(b)(ii)(A), this subsection 10.05(d)(ii) will apply as if the surviving spouse were the Participant.

Section 10.06 Distribution to Alternate Payee Pursuant to Qualified Domestic Relations Order

.  Benefits payable to an “alternate payee” shall be distributed in a lump-sum payment as of any Valuation Date on which the Plan Administrator receives a certified copy of a “qualified domestic relations order” requiring such lump-sum distribution, regardless of whether the Participant named in the qualified domestic relations order is eligible to receive a distribution from the Plan.  For purposes of this Section 10.06, the terms “alternate payee” and “qualified domestic relations order” shall have the meanings set forth in Section 414(p) of the Code.

Section 10.07 Direct Rollovers

.  A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  For purposes of this Section 10.07 the following definitions shall apply:

(a)
Distributee:  The term “Distributee” means, where applicable, the Participant, the Participant’s surviving spouse, and the Participant’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(b)
Eligible Rollover Distribution:  An Eligible Rollover Distribution is any distribution of all or any portion of the Distributee’s Savings Account, except that an Eligible Rollover Distribution does not include:  (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributees and the Distributee’s joint annuitant; (ii) any distribution that is one of a series of payments made for a specified period of ten (10) years or more; (iii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (iv) the portion of any distribution that is a hardship distribution.  A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)
Eligible Retirement Plan.  An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity plan described in Section 401(a) of the Code, or any qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  An Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(d)	Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Each Participant shall be provided with a notice of his or her rights to a direct rollover under this Section 10.07 no less than thirty (30) days and no more than ninety (90) days before the date such Participant’s benefit is to be paid.  The Participant’s consent to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the benefit is to be paid.  Such distribution may commence less than thirty (30) days after the notice required by Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

(y)
The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(z)	The Participant, after receiving the notice, affirmatively elects a distribution.

Section 10.08 Suspension of Benefits Upon Reemployment of a Participant

.  Subject to subsection 10.04(b) and Section 10.06, if a Participant who is receiving installment payments from the Plan is reemployed by the Company, his installment payments shall be suspended as of his reemployment, subject to the following rules:

(a)
The Participant must receive a notice (by personal delivery or first-class mail) during the first month for which his installments are suspended, with the notice to contain the information required by Section 2530.203-3(b)(4) of the Department of Labor Regulations;

(b)	No installment may be withheld for any month in which the Participant is credited with less than forty (40) Hours of Service or receives pay for fewer than eight (8) days; and

(c)	With his first installment after he is again eligible to receive benefits under this Article 10, the Participant will receive all of his suspended installments.

ARTICLE 11 THE TRUST

Section 11.01 Establishment of Trust

.  All of the assets under the Plan shall be held as a single trust, to be held, invested and distributed in accordance with the provisions of the Plan providing benefits to Participants and their Beneficiaries.  The assets of the Trust shall be the sole source of all benefits provided for in the Plan.  The Company, Corporation and the Committee do not in any way guarantee the assets of the Trust from loss or depreciation as a result of Participants’ investments in the Investment Funds of the Plan.

Section 11.02 Appointment of Trustee

.  The Trust shall be held by a Trustee appointed by the Committee from time to time, under a trust instrument which shall be approved by the Committee and shall constitute part of the Plan.

Section 11.03 Interest in Fund Governed by Terms of the Plan

.  No Participant, former Participant or Beneficiary, or any other person, shall have any interest in or right under the Plan or in any part of the assets or earnings thereof held in the Trust except as and to the extent provided in the Plan.

ARTICLE 12 ADMINISTRATION

Section 12.01 Allocation of Fiduciary Duties

.  The Committee and the Plan Administrator shall have only those specific powers, duties, responsibilities and obligations as are expressly given them under the Plan and the Trust.  Each fiduciary of the Plan shall warrant that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and Trust, as the case may be, authorizing or providing for such direction, information or action.  Furthermore, each fiduciary of the Plan may rely upon any such direction, information or action of another fiduciary of the Plan as being proper under this Plan and Trust, and is not required under the Plan or Trust to inquire into the propriety of any such direction, information or action, except that a fiduciary of the Plan shall not be relieved from liability under Section 405(a) of Title I of ERISA for a breach of fiduciary responsibility by a co-fiduciary.  It is intended under the Plan and Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan.

Section 12.02 Establishment of the Committee

.  The Committee shall be the Employee Benefits Committee of BorgWarner Inc., or any successor thereto.  The Committee shall advise the Trustee in writing of the names of the members of the Committee and of any changes which may occur in its membership from time to time.

Section 12.03 Appointment and Duties of Plan Administrator

.  The Plan Administrator shall be appointed by the Committee to serve at the Committee’s discretion and shall exercise such authority and responsibility as the Plan Administrator deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:

(a)	The administration of the Plan;

(b)	Reports and notifications to Participants;

(c)	Reports to and registration with the Internal Revenue Service;

(d)	Annual reports to the Department of Labor; and

(e)	Any other actions required by ERISA or the Plan.

Section 12.04 Powers and Duties of the Committee

.  The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

(a)
To administer and enforce the Plan, including the discretionary and exclusive authority to interpret the Plan, to make all factual determinations under the Plan, and to resolve questions as between the Company and Participants or Beneficiaries, including questions which relate to eligibility and distributions from the Plan, to remedy possible ambiguities, inconsistencies or omissions in a manner which does not discriminate in favor of Highly Compensated Employees, and decisions on claims which shall, subject to the claims procedure of Section 12.11, be conclusive and binding upon all persons hereunder, including, without limitation, Participants, other employees of the Company, Beneficiaries, and former Participants, and their executors, administrators, conservators, or heirs;

(b)	To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

(c)	To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan and Trust;

(d)	To receive from the Company and Participants such information as shall be necessary for the proper administration of the Plan and Trust;

(e)	To furnish the Company or the Corporation, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(f)	To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, the receipts and disbursements and the assets of the Trust;

(g)
To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel, and such clerical, medical, accounting, auditing, actuarial and other services as it may require in carrying out the provisions of the Plan or in connection with any legal claim or proceeding involving the Plan, to settle, compromise, contest, prosecute or abandon claims in favor of or against the Plan, and to pay all costs and expenses related to the above actions from the assets of the Trust; and

(h)	To discharge all other duties set forth herein.

Except with respect to actions authorized under Section 14.01, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility under the Plan.  Notwithstanding the foregoing, with respect to any requirement under the Plan that a Participant or Beneficiary submit any information in writing or on a form, the Committee or its delegate may permit submission of such information electronically or by other suitable means, unless prohibited by law.  No member of the Committee shall participate in any action on any matters involving solely his own rights or benefits as a Participant under the Plan, and any such matters shall be determined by the other members of the Committee.

Section 12.05 The Committee Direction on Payments

.  The Committee, or the person or persons designated by the Committee pursuant to subsection 12.04(g), shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the provisions of the Plan.

Section 12.06 Actions by the Committee

.  The Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its members.  The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and the administration of the Plan.  A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members shall not be responsible for any such action or failure to act.  The Committee may authorize one or more members of the Committee to act on behalf of the Committee.

Section 12.07 No Compensation

.  Members of the Committee shall not receive compensation from the Plan for those services they perform as the Committee members while employed by the Company or a Related Employer.

Section 12.08 Records of the Committee

.  The Committee shall keep a record of all of its meetings and shall keep all such books of account, records and other data as may be necessary or desirable in its judgment for the administration of the Plan.  The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports of the Trust received from the Trustee.

Section 12.09 Information from Participant

.  The Plan Administrator may require a Participant to complete and file with the Plan Administrator forms approved by the Committee, and to furnish all pertinent information requested by such Committee.  The Committee may rely upon all such information so furnished, including the Participant’s current mailing address.

Section 12.10 Notification of Participant’s Address

.  Each Participant, retired Participant and Beneficiary entitled to benefits under the Plan must file with the Plan Administrator or such other person designated by the Plan Administrator his post office address and each change of post office address.  Any communication, statement or notice addressed to such a person at this latest post office address as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be binding upon such person for all purposes of the Plan, and, subject to Section 13.03, the Plan Administrator shall not be obliged to search for, or to ascertain the whereabouts of, any such person.

Section 12.11 Claims Procedure

.  If a Participant or Beneficiary is unsatisfied with a response from the Administrative Services Provider regarding his benefits under the Plan, a claim for benefits shall be made by filing a written request with the Plan Administrator, which shall be delivered to the Plan Administrator and accompanied by such substantiation of the claim as the Plan Administrator considers necessary and reasonable for the type of claim being filed.  Alternatively, the claim may be submitted to the Company’s benefits department at the site where the claimant is employed.

If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim within ninety (90) days after the Plan Administrator’s receipt of the claim.   If the Plan Administrator determines that special circumstances exist requiring a ninety (90) day extension of time to process the claim, the claimant shall be notified in writing of the extension and reason for the extension within ninety (90) days after the Plan Administrator’s receipt of the claim.  The written extension notification shall also indicate the date by which the Plan Administrator expects to render a final decision.  A notice of denial of claim shall contain:  the specific reason or reasons for the denial; reference to the specific Plan provisions on which the denial is based; a description of any additional materials or information necessary for such claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

A claimant may file a written request with the Committee for a review of the denial of a claim within sixty (60) days after receiving written notice of the denial.  The claimant may submit written comments, documents, records and other relevant information in support of the claim.  A claimant shall be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  A document, record, or other information shall be considered relevant if it:  was relied upon in denying the claim; was submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon; demonstrates compliance with the claims procedures process; or constitutes a statement of Plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon.  In reviewing a denied claim, the Committee shall take into consideration all comments, documents, records, and other information submitted by the claimant in support of the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Committee shall make a benefit determination on review no later than the date of the Committee meeting next following the Plan’s receipt of the claimant’s request for review, unless the request for review is filed within thirty (30) days preceding the date of such meeting, in which case such determination shall be made no later than the date of the second meeting next following the Plan’s receipt of the claimant’s request for review.  If the Committee determines that special circumstances exist requiring an extension of time to process the claim, the claimant shall be notified in writing of the extension and reason for the extension prior to the commencement of the extension.  The written extension notification shall also indicate the date by which the Committee expects to render a final decision.

The Committee shall notify the claimant in writing of its determination on the appeal within five (5) days after the determination is made.  Such notification shall be in writing in a form designed to be understood by the claimant.  If the claim is denied in whole or in part on appeal, the notification will also contain:  the specific reason or reasons for the denial; reference to the specific Plan provisions on which the determination is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered relevant if it:  was relied upon in denying the claim; submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon; demonstrates compliance with the claims procedures process; or constitutes a statement of Plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon; and a statement that the claimant has a right to bring an action under Section 502(a) of ERISA following a final determination on review.

Following the Committee’s denial of a claim on review, the claimant may file a written request with the Committee for a hearing and second review of the denied claim.  The claimant shall have an opportunity at such hearing to present evidence and appear before the Committee.  The timing for filing such a request and the timing and other standards for the Committee’s response to such a request shall be subject to the standards set forth in the previous two paragraphs of this Section 12.11.  In the event that the claimant does not timely file a request for a hearing and second appeal, the Committee’s determination in the first appeal shall be final and conclusive.  Otherwise, the Committee’s determination in the second appeal shall be final and conclusive.

Notwithstanding anything in this Section 12.11 to the contrary, the Plan Administrator and the Committee shall make all determinations regarding claims for benefits of Participants in accordance with Section 2560.503-1 of the Department of Labor Regulations.

Section 12.12 Qualified Domestic Relations Order Procedure

.  In the case of any domestic relations order received by the Plan Administrator (or its agent), the Plan Administrator (or its agent) shall promptly notify the Participant and the spouse, former spouse, child or other alternate payee of the receipt of such order and the Plan’s procedures for determining the qualified status of domestic relations orders.  Within a reasonable period after receipt of such order, the Plan Administrator (or its agent) shall determine whether such order is a “qualified domestic relations order” within the meaning of Section 414(p) of the Code.  It shall then notify the Participant and the alternate payee of such determination.

The Plan Administrator (or its agent) shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Such procedures shall be in writing, shall provide for the notification of each person specified in a domestic relations order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) of such procedures promptly upon receipt by the Plan Administrator (or its agent) of the domestic relations order and shall permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee with respect to a domestic relations order.

During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Plan Administrator, its agent, a court of competent jurisdiction, or otherwise), the Plan Administrator shall cause the Trustee to segregate in a separate account in the Trust or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order.  If within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the domestic relations order it is determined that the order is not a qualified domestic relations order or the question of whether the order is a qualified domestic relations order is not resolved, the Plan Administrator shall cause the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

Any determination that an order is a qualified domestic relations order which is made after the close of the eighteen (18) month period described in the preceding paragraph shall be applied prospectively only.

If the Plan Administrator or any fiduciary of the Plan acts in accordance with this Section 12.12 in treating a domestic relations order as being (or not being) a qualified domestic relations order or taking other action under this Section 12.12, and applicable law, the Plan’s obligation to the Participant and each alternate payee shall be discharged to the extent of any payment made.  Expenses relating to administration of a qualified domestic relation orders may be charged to a Participant’s Savings Account in accordance with Section 12.13.

Section 12.13 Expenses

.  All reasonable expenses that shall arise in connection with the administration of the Plan, including, but not limited to, the expenses of the Committee incurred in carrying out its duties and responsibilities under the Plan, the compensation of the Trustee, administrative expenses and other proper charges and disbursements of the Trustee or a committee, and compensation and other expenses and charges of any counsel, accountant, specialist, agent or other person who shall be employed by the Plan Administrator or a committee in connection with the administration thereof, may be charged to the Trust and paid by the Trustee or may be paid by the Company.  Participants’ Savings Accounts may be charged for part or all of the reasonable expenses of administration of the Plan, consistent with applicable law.

ARTICLE 13 GENERAL PROVISIONS

Section 13.01 Nonalienation of Benefits

.  Except for qualified domestic relations orders pursuant to Section 12.12, and as otherwise required under federal law, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstance, nor shall such benefits be subject to attachment or other legal process for the debts of any Participant, former Participant or Beneficiary.

Section 13.02 Payment to Incapacitated Participant or Beneficiary

.  If the Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due him, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his spouse, a child, a parent, or other blood relative or to a person with whom he resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

Section 13.03 Payment Because of Inability to Locate Participant or Beneficiary

.  In the event that the Plan Administrator is unable to make payment of any benefit that is required to be paid under the Plan to a Participant or Beneficiary because the identity and/or the whereabouts of such Participant or Beneficiary cannot be immediately ascertained by direct correspondence with such Participant or Beneficiary, the Plan Administrator shall make reasonable efforts to verify the identity and/or the whereabouts of such Participant or Beneficiary by:

(a)	contacting the individual(s) who would be entitled to payment of such benefit in accordance with Sections 3.03 or 9.02 of the Plan if such Participant or Beneficiary were deceased; and

(b)	following current guidance regarding missing participants and beneficiaries of qualified pension plans issued by the Internal Revenue Service or the Department of Labor.

In the event that such Participant or Beneficiary cannot be located within one (1) year after such benefit is required to be paid under the Plan, the Plan Administrator may mail a notice by registered mail to the last known address of such person outlining the action to be taken unless such person makes written reply to the Plan Administrator within 60 days from the mailing of such notice.  If such Participant or Beneficiary fails to make written reply to the Plan Administrator within 60 days from mailing of such notice, the Plan Administrator may, as appropriate under the circumstances (as determined in the Plan Administrator’s sole discretion), take one of the following actions:

(x)
The Plan Administrator may declare the balance in such Participant or Beneficiary’s Savings Account to be forfeited.  If the Participant or Beneficiary later makes a claim for a benefit under the Plan, and that claim for a benefit is granted, the amount in the Participant’s Savings Account that was forfeited shall be paid to the Participant or Beneficiary without regard to any subsequent gain or loss;

(y)
The Plan Administrator may, to the extent permitted by the Code, execute a direct rollover of the balance of such Participant or Beneficiary’s Savings Account to an individual retirement account described in Section 408(a) of the Code established on behalf of the Participant or Beneficiary; or

(z)
In the event that the individual(s) identified in subsection (a) above establishes to the Plan Administrator’s satisfaction that such Participant or Beneficiary is deceased or that payment to such Participant or Beneficiary will be indefinitely infeasible, the Plan Administrator may make payment to such individual(s) identified in subsection (a) above, subject to repayment to the Plan in the event that such Participant or Beneficiary later makes a claim for a benefit under the Plan and such claim is granted (without regard to any subsequent gain or loss).

Section 13.04 Actions by the Committee

.  Whenever in the administration of the Plan, action by the Committee is required with respect to eligibility or classification of Employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are officers, stockholders or Highly Compensated Employees.

Section 13.05 Plan for Exclusive Benefit of Participant and Beneficiary

.  No part of any contributions under the Plan or of any part of the Trust (other than such part as provided for under the Plan) shall be used for, or diverted to, purposes other than for the exclusive benefit of the Participants under the Plan or their Beneficiaries.

Section 13.06 No Contract of Employment

.  Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company or as a limitation of the right of the Company to discharge any Employee at any time with or without cause.

Section 13.07 Indemnification of the Committee and Plan Administrator

.  Members of the Committee and the Plan Administrator shall be indemnified by the Corporation or BorgWarner Inc. against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.  If the Corporation takes any action to liquidate under circumstances which require that the Committee remain in existence, the Corporation shall purchase insurance for each member of the Committee to cover liability or losses occurring by reason of an act or omission of any such member, unless the same is determined to be due to acts of gross negligence or willful misconduct.  The expenses incurred for such insurance or indemnification shall be paid by the Corporation and shall not be reimbursable under the provisions of the Plan.

Section 13.08 Change in Business

.  In the event of the sale, dissolution, merger, consolidation, reorganization or discontinuance of all or any part of any trade or business of the Company, the Committee, in its sole discretion, may (a) determine that all or a portion of the affected Employees of the Company shall no longer be Eligible Employees in the Plan and (b) determine that the rights of the affected Employees accrued to the date of such sale, dissolution, merger, consolidation, reorganization or discontinuance shall be nonforfeitable.

Section 13.09 USERRA

.  Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), as amended, and the special rules relating to veteran’s reemployment rights under USERRA pursuant to Section 414(u) of the Code.

Section 13.10 Plan Administered According to Law

.  The Plan and the Trust forming part thereof shall be construed and administered according to the laws of the State of Michigan to the extent such laws are not preempted by ERISA or subsequent amendments thereto or any other laws of the United States of America.

Section 13.11 Gender, Number and Context

.  Words used in the Plan in the masculine gender shall include the feminine gender, the singular shall include the plural and the plural shall include the singular, all unless the context clearly indicates otherwise.  The titles of Sections and subsections in this instrument are included solely for convenience of reference and, if there is any conflict between the titles and the text, the text shall control.

Section 13.12 Qualification Intended

.  BorgWarner Inc. shall submit the Plan as amended and restated herein to the Internal Revenue Service along with all necessary supporting documents with a request for a determination letter that the Plan continues to meet the qualification requirements of Section 401(a) of the Code and that the Trust continues to be exempt from taxation under Section 501(a) of the Code.  Any modification or amendment of the Plan may be made retroactively, if necessary or appropriate, to qualify or maintain the Plan as a qualified plan meeting the requirements of Sections 401(a) and 501(a) of the Code, ERISA or any other provisions of federal law.

Section 13.13 Amendment and Restatement of the Plan Conditioned Upon Qualification

.  Any contributions that the Company shall pay over to the Trustee on or after the Effective Date of this Plan shall, in the event that the Internal Revenue Service refuses to approve this Plan as amended and restated as of the Effective Date or any particular amendment to the Plan, be returned by the Trustee to the Company and any such amendment shall be inoperative.

Section 13.14 Top Heavy Plan Provisions

.  The minimum vesting requirements and minimum contribution requirements of Section 416(b) and 416(c) of the Code shall not apply to the Plan since all the Participants are members of the Union, covered by the Collective Bargaining Agreement.

ARTICLE 14 AMENDMENTS AND TERMINATION

Section 14.01 Corporation’s Right to Amend Plan

.  The Corporation, by action of its board of directors or persons designated by its board of directors or persons designated by the board of directors and subject to the terms of the Collective Bargaining Agreement, reserves the right at any time and from time to time to amend or modify the Plan in whole or in part and either retroactively or prospectively through a written instrument delivered to the Trustee; provided, however, that:

(a)
Except as expressly provided to the contrary herein, no such amendment or modification shall authorize or permit any part of the corpus or income of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants or Beneficiaries, or to deprive any of them of funds then held for their account;

(b)	No amendment or modification shall increase the duties or liabilities of the Trustee without its written consent; and

(c)
Notwithstanding anything herein to the contrary, the Committee may make any amendment or modification to the Plan and the Trust that it deems necessary or appropriate to comply with any statute or regulation, including requirements for qualification, exempt status and deductibility of contributions under the Code, and such amendments or modifications shall have retroactive effect if necessary or appropriate for such purposes.

Section 14.02 Termination of Plan or Discontinuance of Contributions

.  It is the intention of the Corporation to continue the Plan and for contributions on behalf of Participant to be made thereto, but the Corporation, by action of its board of directors or by persons designated by its board of directors subject to the terms of the Collective Bargaining Agreement, reserves the right to suspend or terminate the Plan at any time and for any reason.  In the event of termination, dissolution, merger, consolidation or reorganization of the Corporation, where the successor does not continue the Plan in accordance with Section 15.01, upon partial termination of the Plan with respect to a group of Participants, upon complete discontinuance of Company contributions under the Plan or any other termination of the Plan, the interests of the affected Participants shall become fully vested and their interests shall be nonforfeitable.  There shall be no contributions of any kind under the Plan after the date that the Plan terminates.  However, the Committee and the Collective Bargaining Agreement expires or the date that the Trust shall remain in existence, and all of the provisions of the Plan (other than the provisions relating to contributions and Forfeitures), which in the sole opinion of the Committee are necessary, shall remain in full force and effect until all benefits due to Participants and Beneficiaries have been distributed.

Section 14.03 Distribution on Termination of Plan

.  In the event of the termination or partial termination of the Plan, after payment of all expenses (including Trustee fees), there shall be distributed to each affected Participant, or to his Beneficiary in the case of a deceased Participant, in such manner as the Committee shall direct, a benefit equal to the balance in the Participant’s Savings Account, such balance to be adjusted as provided in Article 7 as of the later of the Valuation Date on which termination or partial termination occurs or the Valuation Date coinciding with or immediately preceding the date of distribution; provided, however, that the Committee and the Trustee shall not be required to effect such distribution until written evidence of approval of such termination and distribution has been received from the Internal Revenue Service.  If in the case of a partial termination of the Plan, such benefits shall not exhaust the assets of the Trust, any remaining assets shall be allocated among the accounts of continuing Participants in the same proportion that the balance in each continuing Participant’s account bears to the aggregate balance in all continuing Participants’ accounts, and in no event shall such assets revert or inure to the benefit of the Corporation.  Upon termination, the Committee may authorize the payment to Participants or Beneficiaries of such amounts in cash or in kind, with all such assets being measured at their fair market value.  The Trustee shall continue to hold, invest, administer and distribute the assets of the Trust pursuant to the terms of the Plan until no Trust assets remain in its hands.  If a Participant dies after termination of the Plan and before all of his interest in the Trust has been paid, the undistributed portion shall be distributed to his Beneficiary in a lump-sum.

ARTICLE 15 SUCCESSOR, PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

Section 15.01 Successor

.  In the event of the sale, dissolution, merger, consolidation or reorganization of the Corporation, provision may be made by which the Plan will be continued by the successor; and in that event, such successor shall be substituted for the Corporation and Company under the Plan, as applicable.  The substitution of the successor shall constitute an assumption of the Plan liabilities of the Corporation or Company, as applicable, by the successor, and the successor shall have all of the powers, duties and responsibilities of the Corporation or Company, as applicable, under the Plan.

Section 15.02 Plan Merger, Consolidation or Transfer of Assets to Other Qualified Plans

.  In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust only if:

(a)
Each Participant would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated);

(b)
Resolutions of the Corporation’s board of directors and of the board of directors of any new successor employer of the affected Participants, shall authorize such transfer of assets; and in the case of the new successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and

(c)	Such other plan is qualified under Sections 401(a) and 501(a) of the Code.

SUPPLEMENT I

BORGWARNER DIVERSIFIED TRANSMISSION
PRODUCTS INC., MUNCIE PLANT LOCAL 287
RETIREMENT INVESTMENT PLAN

INVESTMENT FUNDS

(a)           BGI LifePath Portfolios, Class S.

Each BGI LifePath Portfolio is a “life-cycle” or “lifestyle” fund which is diversified among broad types of asset classes (including large, mid and small-capitalization equities, international equities, fixed income, and cash) and is adjusted over time to gradually become more conservative as the year approaches when the Participant expects to begin taking distributions. As this year approaches, the investment mix is gradually shifted from a greater concentration of higher-risk investments (namely stock funds) to a greater concentration of lower-risk investments (bond funds and money market/stable value instruments). Each BGI LifePath Portfolio seeks to maximize returns while maintaining an appropriate level of risk based on the Participant’s investment time horizon.  The BGI LifePath Portfolios are arranged in five-year increments (currently 2010, 2015, 2020, 2025, 2030, 2035, 2040, and 2045).  The BGI LifePath Retirement Portfolio is designed for Participants already in retirement.

(b)           BGI Equity Index Fund, Class S.

The BGI Equity Index Fund is designed to match the performance of the S&P 500 Index by investing in stocks that make up the index. This fund is intended for long-term investors seeking to capture the earnings and growth potential of large U.S. companies.

(c)           BorgWarner Inc. Stock Fund.

This fund invests exclusively in the common stock of BorgWarner, Inc.

(d)           Buffalo Small Cap Fund.

This fund seeks long-term growth of capital by investing at least 80% of its net assets in domestic common stocks and other equity securities of small capitalization (“small-cap”) companies.

(e)           Harbor International Fund, Class Instl.

Harbor International Fund seeks long-term growth of capital. The fund primarily invests in equity securities issued by emerging market companies that have market capitalizations in excess of $1 billion, typically from at least three countries. It focuses on companies located in Europe, the Pacific Basin, and emerging industrialized countries whose economies and political regimes appear more stable. The fund charges a 2% redemption fee on shares held fifty-nine (59) days or less.

(f)           Vanguard Mid-Cap Index Fund, Class Instl.

Vanguard Mid-Capitalization Index Fund seeks to parallel the performance of the MSCI U.S. Mid Cap 450 Index.  The fund invests substantially all assets in each stock found in the index, in approximately the same proportion as represented in the index. Management uses a passive approach when selecting securities and seeks to create a mix of securities that will match the performance of the index. The fund may also invest in stock futures and options contracts, warrants, convertible securities, and swaps.

(g)           BGI U.S. Debt Index Fund, Class D.

The BGI U.S. Debt Index Fund is designed to match the performance of the Lehman Brothers Aggregate Bond Index by investing in a diversified sample of the bonds that make up the index. The index is the broadest measure of the U.S. investment-grade bond market and is comprised of U.S. Treasury and federal agency bonds, corporate bonds, residential and commercial mortgage-backed securities, and asset-backed securities. This fund is intended for intermediate-term investors seeking moderate returns by investing in a diversified portfolio of high-quality fixed income securities.

(h)           Investment Contracts Fund.

The Investment Contracts Fund seeks to preserve principal while offering competitive income consistent with the preservation of principal. It invests in investment contracts issued by high-quality insurance companies and banks.  As of the Effective Date, the Investment Contracts Fund is a blended fund (separately managed account) consisting of the T. Rowe Price Stable Value Fund, the Putnam Stable Value Fund, and other investment contracts. Upon the transfer of the assets of the Putnam Stable Value Fund and the expiration of the investment contracts, the Investment Contracts Fund will be invested 100% in the T. Rowe Price Stable Value Fund.  All new contributions to the Investment Contracts Fund will be invested 100% in the T. Rowe Price Stable Value Fund portion of the blended fund.